AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 5, 2007
REGISTRATION NO. 333-145864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

Amendment No. 2 to
FORM SB-2/A

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

SEAWRIGHT HOLDINGS, INC.

(Name of small business issuer in its charter)

Delaware (State of other jurisdiction of incorporation)	2086 (Primary Standard Industrial Classification Code Number)	54-1965220 (IRS Employer Identification Number)

600 Cameron Street
Alexandria, Virginia 22314
(703) 340-1629
(Address and telephone number of principal executive offices)

600 Cameron Street
Alexandria, Virginia 22314
(703) 340-1629
(Address of principal place of business or intended principal place of business)

Joel P. Sens, Chief Executive Officer
600 Cameron Street
Alexandria, Virginia 22314
(703) 340-1629
(Name, address and telephone number of agent for service)

Copies of communications to:

Charles A. Sweet, Esq.
Mark J. Fiekers, Esq.
McKee Nelson LLP
1919 M Street, NW
Washington, DC 20036
(202) 775-1880

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum offering price per security(2)	Proposed Maximum Amount of Aggregate offering price	Amount of Registration Fee (3)
Common stock, no par value per share(4)	2,000,000	$0.60	$1,200,000.00	$36.84
Common stock, no par value per share(5)	1,076,350	$0.60	$645,810.00	$19.82
Common stock, no par value per share(6)	17,050	$0.60	$10,230.00	$0.31
________________

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c). For the purposes of this table, we have used the average of the closing bid and ask prices of the common stock as traded in the over the counter market and reported on the OTC Electronic Bulletin Board on August 27, 2007.

(3)
The registration fee was paid in connection with the original filing on September 4, 2007. The number of shares registered has been reduced, resulting in a reduction of the aggregate fee payable from $69.87 to $56.97, the $12.90 difference will remain available for offset against filing fees for subsequent registration statements pursuant to Rule 457(p).

(4)	Shares of common stock to be offered in connection with an equity line of credit arrangement.
(5)	Shares of common stock being registered for resale that are owned by certain selling shareholders named in the prospectus.
(6)
Represents shares of common stock being registered for resale that have been or may be acquired upon the exercise of common stock purchase warrants at an exercise price of $0.85/share issued to certain selling stockholders named in the prospectus.

PROSPECTUS

SEAWRIGHT HOLDINGS, INC.

This prospectus relates to the sale of up to 3,093,400 shares of our common stock by our stockholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under an investment agreement that we have entered into with one of the selling stockholders, Dutchess Private Equities Fund, L.P., which permits us to “put” up to $5,000,000 in shares of our common stock to Dutchess Private Equities Fund, L.P. (We have already “put” 1,000,000 shares of our common stock, worth $1,121,335, to Dutchess pursuant to a registration statement on From SB-2 that was declared effective by the Securities and Exchange Commission on November 20, 2006.) Additionally, we may receive funds from the exercise of warrants held by certain selling stockholders. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “SWRI.OB”. On  August 27, 2007, the last reported sale price of our common stock was $0.60 per share.

Dutchess Private Equities Fund, L.P. and Jones, Byrd and Attkisson, Inc. are “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the investment agreement. Dutchess will pay us 95% of the lowest closing best bid price of the common stock during the five trading days immediately following the date of our notice to them of our election to put shares pursuant to the investment agreement.

__________________________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE “RISK FACTORS” BEGINNING ON PAGE 9.
__________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 5, 2007

TABLE OF CONTENTS

SUMMARY	5
RISK FACTORS	9
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
INVESTMENT AGREEMENT WITH DUTCHESS	16
DILUTION	18
SELLING SECURITY HOLDERS	19
PLAN OF DISTRIBUTION	23
CAPITALIZATION	24
DIVIDEND POLICY	24
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION	24
DESCRIPTION OF BUSINESS	31
DESCRIPTION OF PROPERTY	36
MANAGEMENT	37
EXECUTIVE COMPENSATION	38
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39
MARKET FOR OUR COMMON STOCK	40
REPORTS TO SECURITY HOLDERS	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
DESCRIPTION OF SECURITIES	42
LEGAL PROCEEDINGS	43
LEGAL MATTERS	43
EXPERTS	43
ADDITIONAL INFORMATION	43
FINANCIAL STATEMENTS	F-1

SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. References in this prospectus to “we,” “us,” and “our” refer to Seawright Holdings, Inc. and its direct and indirect subsidiaries. References to “Seawright Holdings” refer to Seawright Holdings, Inc. and its subsidiaries.

Seawright Holdings, Inc.

Seawright Holdings, Inc. was incorporated in the State of Delaware in October 1999 under the name Pre-Settlement Funding Corporation. In September 2003 we changed our name to Seawright Holdings, Inc. to re-focus our business plan and enter the business of producing and selling spring water.

Our principal executive offices are located at 600 Cameron Street, Alexandria, Virginia 22314. Our telephone number is (703) 340-1629.

The Offering

On September 12, 2005, we entered into an investment agreement with Dutchess Private Equities Fund, L.P., or Dutchess, that provides us with an Equity Line of Credit. The investment agreement provides that, following notice to Dutchess, we may require Dutchess to purchase, or put, up to $5,000,000 in shares of our common stock for a purchase price equal to 95% of the lowest closing best bid price of our common stock on the Over-the-Counter Bulletin Board, or the OTCBB, during the five trading days following that put notice. We may, at our election, require Dutchess to purchase an amount equal to no more than either (a) 200% of the average daily volume of our common stock for the 10 trading days prior to the put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put notice date or (b) $100,000; provided that in no event will the amount Dutchess is required to purchase exceed $1,000,000 with respect to any single put. We are obligated to register for resale the shares of common stock issuable pursuant to the investment agreement pursuant to a registration rights agreement dated as of September 12, 2005, between Dutchess and us. On November 20, 2006, a registration statement on Form SB-2 pertaining to the Company’s common stock was declared effective by the Securities and Exchange Commission. Pursuant to that registration statement, we registered the resale of 1,000,000 shares of common stock that were “put” to Dutchess under the investment agreement. Accordingly, we are now registering the resale of additional shares under the investment agreement that we may, at our election, require Dutchess to purchase.

In addition to the shares issued pursuant to the investment agreement, shares will also be offered by our current stockholders. The majority of our selling stockholders acquired their securities through a private offering we closed in February 2005. This offering, sold to 78 accredited investors, consisted of 999 units at a price of $3,000 per unit. Each unit consisted of the following:

•	2,500 shares of our common stock;
•
$1,500 of 11% convertible promissory notes, Series A, maturing on September 1, 2009, and convertible into shares of common stock at an exercise price of $0.85 per share any time after six months from the date of issuance; and

•	A warrant to purchase 300 shares of our common stock that is exercisable for a period of five years from issuance at $0.85 per share.

During the second quarter of 2007 most of the convertible promissory notes issued through the private offering were converted into shares of the Company’s common stock except for a remaining balance of $32,436. Additionally, 276,350 of the shares of common stock registered hereunder were issued to the selling stockholder upon exercise of the warrants issued pursuant to our private offering. Also included in this registration statement are shares of our common stock that may be acquired upon the exercise of the warrants issued pursuant to the private offering.

One additional selling shareholders purchased 300,000 shares from the Company in a private transaction on August 31, 2007 at a purchase price of $0.40 per share.

Our selling stockholders include Joel Sens, our president and chief executive officer.

The selling stockholders consist of:

Stockholder	# of Shares
Dutchess Private Equities Fund, L.P.	2,000,000	(1)
Joel Sens	500,000	(2)
K&C Investments	300,000
RBC Dain Rauscher Cust William Dunn IRA	17,600
RBC Dain Rauscher Cust Eugenia Medlock IRA	17,000
RBC Dain Rauscher Cust James T. Lewis IRA	15,700
IFS Holdings, Inc.	13,400	(3)
RBC Dain Rauscher Cust Cynthia Lee McDonald IRA	13,000
RBC Dain Rauscher Cust Barry Dunn SEP/IRA	11,900
Matthew K. Becksteadd TTEE Matthew K. Beckstead Revocable Trust	10,000
John R. Velky	10,000
RBC Dain Rauscher Cust Nancy Kines IRA	9,700
RBC Dain Rauscher Cust Louis Mulherin Jr. IRA	9,000
RBC Dain Rauscher Cust Horace G. Blalock IRA	8,600
Jana S. Pine	7,700
RBC Dain Rauscher Cust Kenneth D. Simpson IRA	7,500
RBC Dain Rauscher Cust Henry Alperin IRA	7,000
Echols J. Martin DMD PSP	7,000
RBC Dain Rauscher Cust Caroline T. Richardson IRA	6,400
RBC Dain Rauscher Cust Charles Daniel IRA	6,200
RBC Dain Rauscher Cust Robert Edmond IRA	5,400
RBC Dain Rauscher Cust Jackie Brooks Roth IRA	5,300
RBC Dain Rauscher Cust John R. Velky IRA	5,200
Henry Alperin	5,100
Kimberly S. Sligh	4,800
Thomas D. Thompson	4,000
RBC Dain Rauscher Cust J. Lavern McCullough IRA	3,700
RBC Dain Rauscher Cust Ted A. Poor IRA	3,200
Carolyn H. Byrd	3,200
RBC Dain Rauscher Cust William A. Smith IRA	3,100
RBC Dain Rauscher Cust Robert J. Ferrara IRA	3,000
RBC Dain Rauscher Cust Pamela K. Richardson Roth IRA	3,000
RBC Dain Rauscher Cust Geraldine N. Videtto IRA	3,000
RBC Dain Rauscher Cust Jack T. Williams IRA	3,000
Robert C. Wilson	3,000
RBC Dain Rauscher Cust Burgess M. Allen Jr. Roth IRA	2,600
RBC Dain Rauscher Cust Sonan L. Ashley Roth IRA	2,500
Valerie Biskey	2,500
Robert L.Bower	2,500
RBC Dain Rauscher Cust Nancy Locklear IRA	2,500
M. Dixon McKay	2,500
RBC Dain Rauscher Cust Hilton E. Vaughn Sr. IRA	2,500
Tammy Corley	2,150
William D. Corley	2,150	(4)
RBC Dain Rauscher Cust A. Louis Hook Jr. IRA	2,000
RBC Dain Rauscher Cust Dorth G. Falls IRA	1,800
RBC Dain Rauscher Cust Robert F. Heishman IRA	1,800
RBC Dain Rauscher Cust Patsy A. Fisher Roth IRA	1,700
RBC Dain Rauscher Cust Phillip R. Mason IRA	1,700
RBC Dain Rauscher Cust Joseph H. May IRA	1,700
RBC Dain Rauscher Cust Kenneth J. Remington IRA	1,600
Robert L. Abshire	1,500
RBC Dain Rauscher Cust Barbara Sue Bramlett IRA	1,500
Furman Terry Richardson	1,500
Stuart R. Wilson	1,500
Waymon E. Ragan and Lorena B. Ragan Jt. Ten./WROS	1,500	(5)
RBC Dain Rauscher Cust Joanne I. Leonard IRA	1,100

Bryan Coats	1,000
RBC Dain Rauscher Cust Faye S. Jennings IRA	1,000
James R. Kelley	1,000
Alice McCoy	1,000
RBC Dain Rauscher Cust Thomas D. Thompson IRA	1,000
Ken Wilson	1,000
RBC Dain Rauscher Cust Lawrence E. Mobley III SEP/IRA	900
A Boardman Co LLC	900
Michael C Rogers & Pam K. Roger Jt. Ten.	900
RBC Dain Rauscher Cust Ken Wilson Roth IRA	800
RBC Dain Rauscher Cust Verda Elrod Roth IRA	600
Gerry Rhodes	600
RBC Dain Rauscher Cust Phoebe Tuten IRA	600
Mark D. Anderson	500
RBC Dain Rauscher Cust Milton O. Dickson Sr. Roth IRA	500
Kevin Fogarty & Michelle Fogarty Jt. Ten.	500
Randall Redmond	500
George M. Willson & Crystal J. Willson	400
RBC Dain Rauscher Cust Franklin D. Hart Jr. Roth IRA	300
RBC Dain Rauscher Cust Wanda Hart Roth IRA	300
Elisabeth T. Keller	300
T. Barrett Trotter	300
_______________

(1)	Consists of 2,000,000 of the shares that may be issued pursuant to the Equity Line of Credit.
(2)	Consists of 500,000 shares of common stock.
(3)	Consists of 13,400 shares that may be acquired at $0.85 per share upon exercise of warrants.
(4)	Consists of 2,150 shares that may be acquired at $0.85 per share upon exercise of warrants.
(5)	Consists of 1,500 shares that may be acquired at $0.85 per share upon exercise of warrants.

Our Capital Structure and Shares Eligible for Future Sale

The following tables outline our capital stock as of September 30, 2007:

Common Stock Outstanding:
Before the offering	14,792,896 shares	(1)
After the offering	16,809,946 shares	(2)
________________

(1)	Assumes:

•	No conversion of promissory notes outstanding as of September 30, 2007:

Promissory Note Holder	Exercise Price	# of Common Stock Shares
Beverly Sanders III	$0.85	5,294
Beverly Sanders JR	$0.85	26,471
Myrtle Sanders	$0.85	5,294

•	No conversion of options outstanding as of September 30, 2007:

Option Holder	Option Price	# of Common Stock Shares
Joel Sens	$0.50	400,000
Joel Sens	$1.00	300,000
Joel Sens	$1.75	300,000
Joel Sens	$2.00	500,000

•	No conversion of warrants outstanding as of September 30, 2007:

Warrant Holder	Exercise Price	# of Common Stock Shares
Ron Attkisson	$0.85	300,000
IFS Holdings, Inc.	$0.85	13,400
William D. Corley	$0.85	2,150
Waymon E. Ragan and Lorena B. Ragan Jt. Ten./WROS	$0.85	1,500
Beverly Sanders III	$0.85	900
Beverly Sanders JR, IRA	$0.85	4,500
Myrtle Sanders	$0.85	900

(2)
For the purpose of determining the number of shares subject to registration with the SEC, we have assumed that we will issue not more than 2,000,000 shares pursuant to the exercise of our put rights under the investment agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 2,000,000, depending on the trading price of our common stock and the number of times we draw down on the Equity Line of Credit. If we were to exercise the put right that would result in our issuance of more than 2,000,000 shares, we would be required to file a subsequent registration statement with the SEC and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

        In addition, in calculating the number of shares of common stock outstanding after the offering, we have further assumed that all options and warrants as to which the underlying shares of common stock are registered hereby have been converted.

Use of Proceeds

We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive proceeds from the investment agreement. We may also receive proceeds from the exercise of warrants or options under certain circumstances. See “Use of Proceeds” below.

Symbol for Our Common Stock

Our common stock trades on the OTCBB under the symbol “SWRI.OB”.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

Special Note Regarding Forward-Looking Statements

This prospectus contains certain forward-looking statements based on our current expectations, assumptions, estimates and projections about our business and our industry. We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, but not limited to:

•	market acceptance of our products;
•	our ability to provide for our obligations;
•	our ability to attract customers at a steady rate and maintain customer satisfaction;
•
the amount and timing of operating costs and capital expenditures relating to the initial conduct and expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements and strategic alliances;

•	our ability to obtain additional financing needed for any future acquisitions of assets or companies;
•	our ability to meet competitive challenges and technological changes;
•	general economic conditions specific to the beverage market and specifically the spring water industry; and
•	other risks detailed in our periodic report filings with the SEC or specifically listed in the risk factors below.

Risks Related To Our Business

We have had losses since our inception, expect losses to continue in the future and may never become profitable
We have historically generated substantial losses, which, if continued, could make it difficult to fund our operations or successfully execute our business plan, and could adversely affect our stock price. For the period from inception through June 30, 2007, we have accumulated losses totaling $5,900,003. We experienced net losses of $1,439,840 for the three months ended June 30, 2007, $423,429 for the three months ended June 30, 2006, $1,785,386 for the year ended December 31, 2006 and $1,116,048 for the year ended December 31, 2005. We experienced negative cash flow from operations of $1,284,813 for the six months ended June 30, 2007, negative cash flow from operations of $423,890 for the six months ended June 30, 2006, negative cash flow from operations of $918,939 for the year ended December 31, 2006, and positive cash flow from operations of $410,297 for the year ended December 31, 2005. We anticipate that we will generate net losses in the near term and we may not be able to achieve or maintain profitability or positive cash flow at any time in the future.

We have a limited operating history and may never achieve or sustain profitable operations
We have only been operating for a short time and have not yet achieved significant sales or made a profit from operations. We have generated limited revenues from our current products of $7,912 from inception through June 30, 2007.

In addition, we have a limited history of competing in the intensely competitive bottled water industry. Our products may not be successfully commercialized or marketed. As a result, we may never achieve or sustain profitable operations.

We will also be incurring costs to develop, introduce and enhance our spring water operations and products, to develop and market an interactive website, to establish marketing relationships, to acquire and develop products that will complement each other, and to build an administrative organization. To the extent that such expenses are not followed by commensurate revenue, our business, results of operations and financial condition will be materially and adversely affected.

Quarterly results may fluctuate significantly due to a variety of factors
Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including:

•  the level of public acceptance of our spring water operations and business;

•  the demand for spring water services and related products;

•  seasonal trends in demand;

•  the amount and timing of capital expenditures and other costs relating to the initial conduct of our business and the expansion of our operations;

•  the introduction of new services and products by us or our competitors;

•  price competition or pricing changes in the industry;

•  technical difficulties; and

•  general economic conditions as well as economic conditions specific to the beverage industry.

Our quarterly results may also be significantly affected by the impact of the accounting treatment of acquisitions, financing transactions or other matters. Particularly at our early stage of development, such accounting treatment can have a material impact on our results for any quarter. Due to the foregoing factors, among others, it is likely that our operating results will fall below our expectations or our investors’ expectations in some future quarter.

Our accountants have indicated that if we do not generate enough cash from operations to sustain our business we may have to liquidate assets or curtail our operations
The accompanying financial statements have been prepared assuming we will continue as a going concern. Since inception, we have accumulated substantial losses. Conditions exist that raise substantial doubt about our ability to continue as a going concern unless we are able to generate sufficient cash flows to meet our obligations and sustain our operations.

We may be subject to product liability claims and our insurance may not be adequate to cover such claims
The marketing and selling of our products will expose us to product liability risk. Any future claim against us for product liability could materially and adversely affect our business, financial condition, and results of operations and result in negative publicity. Even if we are not found liable, the costs of defending a lawsuit can be high.

We currently carry insurance for this type of liability, which provides coverage in the amount of $1,000,000. However, we may experience legal claims outside of our insurance coverage or in excess of our insurance coverage.

We are subject to substantial competition and so may not have the ability or the capital to compete effectively
The industry in which we expect our products to be sold is highly competitive. We may not have the ability or the capital to compete effectively in this environment.

The significant competition in our industry could harm our ability to win business and increase the price pressure on our products. We face strong competition from a wide variety of firms, including large, multinational firms with far greater resources than we possess.

Many of our competitors have considerably greater financial, marketing and technological resources than we do, which may make it difficult to sell our products. Many of our competitors also have longer operating histories and presence in key markets, greater name recognition, larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources. As a result, these competitors may also be able to devote greater resources to the promotion and sale of their products.

We must comply with environmental regulations or we may have to pay expensive penalties or clean up costs
We are subject to federal, state and local laws, and regulations regarding protection of the environment, including air, water, and soil. We do not maintain insurance for pollutant cleanup and removal. If we are found responsible for any hazardous contamination, we may have to pay expensive fines or penalties or perform costly clean-up. Even if we are charged and later found not responsible for such contamination or clean up, the cost of defending the charges could be high.

If we do not comply with government regulations, we may be unable to ship our products or have to pay expensive fines or penalties
We are subject to regulation by state and federal governments and governmental agencies. If we fail to obtain regulatory approvals or suffer delays in obtaining regulatory approvals, we may not be able to market our products and services and generate product and service revenues. Although we do not anticipate problems satisfying any of the regulations involved, we cannot foresee the possibility of new regulations that could adversely affect our business.

If land we recently acquired is not favorably re-zoned, we may be unable to lease the land for commercial purposes
In May of 2005 and in April of 2006, respectively, we completed the purchase of two parcels of land located in Staunton, Virginia. We are considering leasing both of these properties for commercial purposes. Currently, both properties are not zoned for commercial use. We expect both sites will be re-zoned to commercial use from general agricultural use based upon our review of the master zoning plan of the city of Staunton, Virginia. If the sites are not re-zoned, we will not be able to lease the properties for commercial purposes and we will have to consider alternative uses or selling the properties. If we sell the properties, we may have to sell them at a loss.

Insiders can exert significant control over our policies and affairs
As of June 30, 2007, our chief executive officer and principal stockholder, Joel Sens, beneficially owned approximately 37% of our outstanding common stock on a fully-diluted basis. As a result, Mr. Sens effectively controls all of our affairs and policies, including matters requiring stockholder approval, such as amendments to our certificate of incorporation, fundamental corporate transactions including mergers, acquisitions and the sale of the company, and other matters involving the direction of our business and affairs. Although you may vote your shares, you will have limited influence on our business and management.

We currently have one employee and we may not be able to execute our business plan without his services
Mr. Sens is presently our sole employee and is employed without any formal contract establishing terms of employment or compensation. We are therefore dependent upon Mr. Sens, who works for us as an at will employee, with respect to our operations and management. If Mr. Sens is unable to devote substantial time and attention to our operations for whatever reason or decides to change his employment, our business will be materially and adversely affected.

We believe that, as our activities increase and change in character, additional, experienced personnel will be required to implement our business plan. Competition for such personnel is intense and we may not be able to attract and retain such personnel.

We may not be able to successfully manage growth of our business
Our future success will be highly dependent upon our ability to successfully manage the anticipated expansion of our operations. Our ability to manage and support growth effectively will be substantially dependent on our ability to implement adequate financial and management controls, reporting systems and other procedures, and attract and retain sufficient numbers of qualified technical, sales, marketing, financial, accounting, administrative and management personnel.

Our future success also depends upon our ability to address potential market opportunities while managing expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, our business, results of operations and financial condition will be materially and adversely affected.

Risks associated with acquisitions
Although we do not presently intend to do so, as part of our business strategy in the future, we could acquire assets and businesses relating to or complementary to our operations. Any acquisitions by us would involve risks commonly encountered in acquisitions of assets or companies. These risks would include, among other things, the following:

•  we could be exposed to unknown liabilities of the acquired companies;

•  we could incur acquisition costs and expenses higher than anticipated;

•  fluctuations in our quarterly and annual operating results could occur due to the costs and expenses of acquiring and integrating new businesses or technologies;

•  we could experience difficulties and expenses in assimilating the operations and personnel of any acquired businesses;

•  our ongoing business could be disrupted and our management’s time and attention diverted; and

• we could be unable to integrate with any acquired businesses successfully.

Risks Related to this Offering and Our Stock

“Penny Stock” rules may make buying or selling our securities difficult
Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

Existing stockholders may experience significant dilution from the sale of securities pursuant to the investment agreement with Dutchess and the sale of securities by the selling stockholders
The sale of shares pursuant to the investment agreement with Dutchess will have a dilutive impact on our stockholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put rights, the more shares we will have to issue to Dutchess to draw down on the full Equity Line of Credit with Dutchess. If our stock price decreases, then our existing stockholders would experience greater dilution.

In addition, through our prior private placement that closed in February 2005, we sold warrants and convertible promissory notes that are convertible into our common stock. We have also issued options convertible into our common stock to certain of the selling stockholders. Some of these securities are still outstanding and any exercise of them will have a dilutive impact on our stockholders.

Finally, if cash generated by our operations is insufficient to satisfy our liquidity requirements, we may be required to sell additional equity or debt securities. The sale of additional equity or convertible debt securities would result in additional dilution to our stockholders.

Because Dutchess will pay less than the then-prevailing market price of our common stock and the other selling stockholders listed in this prospectus may pay less than the then-prevailing market price of our common stock our stock price may decline

The common stock to be issued under our agreement with Dutchess will be purchased at a 5% discount to the lowest closing best bid price for the five trading days immediately following our notice to Dutchess of our election to exercise our put right. The other selling stockholders may exercise their conversion rights of the warrants at $0.85 per share, which may be less than the then-prevailing market price of our common stock. These discounted sales could cause the price of our common stock to decline, and you may not be able to sell our stock for more than you paid for it.

Our securities have been thinly traded on the OTCBB, which may not provide liquidity for our investors
Our securities are quoted on the OTCBB. The OTCBB is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTCBB are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB. Quotes for stocks included on the OTCBB are not listed in newspapers. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Investors must contact a broker-dealer to trade OTCBB securities. As a result, you may not be able to buy or sell our securities at the times you wish
Even though our securities are quoted on the OTCBB, the OTCBB may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the OTCBB, trades are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We may not be able to access sufficient funds under the Equity Line of Credit with Dutchess when needed
We will depend on external financing to fund our planned initial operations and expansion. We expect that these financing needs will be substantially met by our agreement with Dutchess. However, due to the terms of the investment agreement, this financing may not be available in sufficient amounts or at all when needed. As a result, we may not be able to grow our business as planned.

We do not intend to pay dividends in the foreseeable future; therefore, you may never see a return on your investment
We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors. Therefore, you may never see a return on your investment. Investors who anticipate a need for immediate income from their investment should not purchase the securities offered in this prospectus.

Our stock price is volatile and you may not be able to sell your shares for more than what you paid
Our stock price has been subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock has been subject to wide fluctuations in the past. During the three-month period ended June 30, 2007, our common stock traded at prices as low as $0.96 per share and as high as $2.45 per share. During our fiscal year ending 2006, our common stock traded at prices as low as $0.40 per share and as high as $1.50 per share. During our fiscal year ending December 31, 2005, our common stock traded at prices as low as $0.40 per share and as high as $1.05 per share. Prior to January 9, 2004, there was no public trading market for our securities.

The market price of the common stock could continue to fluctuate in the future in response to various factors, including, but not limited to:

•  quarterly variations in operating results;

•  our ability to control costs and improve cash flow;

•  announcements of technological innovations or new products by us or by our competitors;

•  changes in investor perceptions; and

•  new products or product enhancements by us or our competitors.

The stock market in general has continued to experience volatility which may further affect our stock price. As such, you may not be able to resell your shares of common stock at or above the price you paid for them.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Dutchess under the investment agreement. The purchase price of the shares purchased under the investment agreement will be equal to 95% of the lowest closing best bid price of our common stock on the OTCBB for the five trading days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below a chart detailing the proceeds that we expect to receive pursuant to the investment agreement. We intend to use the net proceeds from the investment agreement for working capital purposes in the ordinary course of business and for general corporate purposes.

	Proceeds if 100% Sold	Proceeds if 50% Sold
Gross proceeds	$1,200,000	$600,000
Estimated professional fees and SEC filing fees of offering	$100,000	$100,000
1% Placement Fee	$12,000	$6,000
Net proceeds	$1,088,000	$494,000

Additionally, we may receive proceeds from the exercise of warrants exercisable for 17,050 shares of our common stock at $0.85 per share. Warrants exercisable for 299,700 shares of common stock were issued in the year ended December 31, 2004 and the remaining warrants were issued in January 2005. The warrants expire five years from the date of issue. As of June 30, 2007, 276,350 shares were issued upon the exercise of the warrants.

We cannot accurately predict when or whether we will receive proceeds pursuant to the warrants or options because we do not know when the holders will choose to exercise the warrants or options. If the holders choose to exercise their warrants or options, we cannot predict whether any of those holders will opt for a cashless exercise. It is also possible that the warrants or certain of the options will expire without being exercised. If we receive proceeds from the warrants or options, we intend to use the proceeds for the purposes listed in the above chart.

The sale of shares pursuant to the investment agreement with Dutchess will have a dilutive impact on our shareholders. As a result, the market price of our shares of common stock could decline. In addition, the lower the stock price at the time we exercise our “put” rights, the more shares we will have to issue to Dutchess to draw down on the full Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution. See “Risk Factors - Risks Related to this Offering and Our Stock - Existing stockholders may experience significant dilution from the sale of securities pursuant to the investment agreement with Dutchess and the sale of securities by the selling stockholders.”

DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the OTCBB or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

INVESTMENT AGREEMENT WITH DUTCHESS

The following is a summary of the material terms of the investment agreement. This summary is not complete and is qualified in its entirety by reference to the investment agreement. You should read carefully the investment agreement in its entirety as it is the legal document that governs the Equity Line of Credit.

Overview

On September 12, 2005, we entered into an investment agreement with Dutchess in order to provide us with a possible source of funding. The investment agreement establishes what is sometimes referred to as an Equity Line of Credit.

Under the investment agreement, Dutchess has agreed to provide us with up to $5,000,000 of funding during the 36-month period following the date the registration statement, of which this prospectus is a part, is declared effective. During this 36 month period, we may request a draw down under the Equity Line of Credit by which we would sell shares of our common stock to Dutchess, which is obligated to purchase the shares under the investment agreement. We are under no obligation to draw down under the Equity Line of Credit.

On November 20, 2006, a registration statement on Form SB-2 pertaining to the Company’s common stock was declared effective by the Securities and Exchange Commission. Pursuant to such registration statement, we registered 1,000,000 shares of common stock that were “put” to Dutchess under the investment agreement. The value of the 1,000,000 shares “put” to Dutchess was $1,121,335. Accordingly, we are now registering an additional 2,000,000 shares under the investment agreement that we may, at our election, require Dutchess to purchase.

Calculation of Draw Down Amount, Purchase Price and Number of Shares Sold

We may exercise our right to draw down our Equity Line of Credit by sending a written put notice to Dutchess stating the dollar amount we wish to draw down. The put notice date is generally considered to be the trading day following the day on which Dutchess receives the notice.

We may, at our election, require Dutchess to purchase an amount equal to no more than either (a) 200% of the average daily volume of our common stock for the 10 trading days prior to the put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put notice date or (b) $100,000; provided that we may not request more than $1,000,000 in any single put notice.

On the trading day following the put notice date, a pricing period of five trading days will begin. The purchase price for the common stock identified in the put notice will be equal to 95% of the lowest closing best bid price of our common stock during the pricing period.

We may submit additional put notices after each closing date but only if the shares sold during the prior pricing period have been paid for and issued.

Payment for Shares Issued

The shares purchased during the pricing period will be issued and paid for no later than the seventh trading day following the date of the drawdown notice.

Right of First Refusal

With certain exceptions, the investment agreement provides that the Company shall not directly or indirectly offer, sell, grant any option to purchase, or otherwise dispose of any of its common stock at a price that is less than the market price of the common stock within one year of the issuance of such security without the permission of Dutchess, which will not be unreasonably withheld. The Company may participate in such a transaction if it delivers a written notice to Dutchess describing the transaction and the amount and use of the proceeds intended to be raised. Dutchess may provide financing similar to the terms set forth in the notice. However, if Dutchess does not provide notice of its intent to provide such financing then the Company may proceed with its financing plans based on the terms of the initial notice to Dutchess.

Right to Cover

If shares subject to a put notice become restricted and Dutchess is required to purchase Company stock in an open market transaction to make a delivery, then the investment agreement requires the Company to pay to Dutchess an amount equal to the value of Dutchess’ open market purchase price over the proceeds received from the sale of Company’s stock in that transaction.

Closing Conditions

We can only put shares to Dutchess under the investment agreement when we meet certain conditions, including, but not limited to, the following:

•	delivery of the certificates being purchased by Dutchess;
•	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;
•
the registration statement, as required to be filed under the registration rights agreement, and any amendments do not contain any untrue statements of a material fact or omit to state any material fact;

•	we have complied with our obligations under the investment agreement and the registration rights agreement;
•
no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the consummation of any of the transactions contemplated by the investment agreement; and

•	the issuance of the common stock will not violate any shareholder approval requirements of any exchange or market where our securities are traded.

Suspension of the Investment Agreement

The investment agreement will be suspended upon any of the following events, and will remain suspended until the event is rectified:

•	the trading of our common stock is suspended by the SEC, the OTCBB or the National Association of Securities Dealers, or NASD, for a period of two consecutive trading days; or
•	our common stock is de-listed from the OTCBB.

Indemnification

Pursuant to the investment agreement, Dutchess is entitled to customary indemnification from us for any losses or liabilities it suffers based upon (1) any misrepresentation or breach of any representation or warranty, (2) any breach of any covenant, agreement or obligation or (3) any cause of action, suit or claim, arising out of or resulting from the performance of the investment agreement or any other document contemplated by the investment agreement.

Placement Agent

Pursuant to the investment agreement, the Company has agreed to pay Jones, Byrd and Attkisson, as the placement agent, one percent (1%) of the value of the shares that the Company intends to sell to Dutchess on each closing date.

Short Selling

Pursuant to the investment agreement, Dutchess has agreed to comply with Section 9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder not to short the Company’s stock, either directly or indirectly.

Termination

The investment agreement will terminate when either of the following events occur:

•	Dutchess has purchased an aggregate of $5,000,000 of our common stock; or
•	thirty-six months after the SEC declares the registration statement, of which this prospectus is a part, effective.

DILUTION

Our net tangible book value as of June 30, 2007 was $379,589 or $.028 per share of Common Stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock. Since this offering is being made solely be the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Common Stock to be issued under the investment agreement. The following example shows the dilution to new investors if (1) 50% of the stock issued under the investment agreement is sold; and (2) 100% of the stock intended to be sold under the investment agreement is sold.

	Minimum	Maximum
	Offering	Offering
Public Offering Price Per Share	$0.60	$0.60
Net Tangible Book Value Prior to This Offering	$0.03	$0.03
Net Tangible Book Value After Offering	$0.05	$0.08
Dilution per share to new investors	$0.55	$0.52

SELLING SECURITY HOLDERS

The following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus, the number of outstanding shares that the selling stockholders will own after the sale of the registered shares and the percentage of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933, or the Securities Act. As used in this prospectus, “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer (excluding donees, pledgees, transferees or other successors-in-interest of Dutchess).

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, or the Exchange Act. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Stockholder	Number of Shares Beneficially Owned Before the Offering		Number of Shares Being Offered		Number of Shares Beneficially Owned After The Offering (1)	Percentage of Class to be Owned After The Offering
Dutchess Private Equities Fund, L.P.	2,000,000		2,000,000	(2)	0	0%
Joel Sens	4,921,414	(3)	500,000		4,421,414	26.3%
K&C Investments	300,000		300,000	(4)	0	0%
RBC Dain Rauscher Cust William Dunn IRA	17,600		17,600	(5)	0	0%
RBC Dain Rauscher Cust Eugenia Medlock IRA	17,000		17,000	(6)	0	0%
RBC Dain Rauscher Cust James T. Lewis IRA	15,700		15,700	(7)	0	0%
IFS Holdings, Inc.	13,400		13,400	(8)	0	0%
RBC Dain Rauscher Cust Cynthia Lee McDonald IRA	13,000		13,000	(9)	0	0%
RBC Dain Rauscher Cust Barry Dunn SEP/IRA	11,900		11,900	(10)	0	0%
Matthew K. Beckstead TTEE Matthew K. Beckstead Revocable Trust	10,000		10,000	(11)	0	0%
John R. Velky	10,000		10,000	(11)	0	0%
RBC Dain Rauscher Cust Nancy Kines IRA	9,700		9,700	(12)	0	0%
RBC Dain Rauscher Cust Louis Mulherin Jr. IRA	9,000		9,000	(13)	0	0%
RBC Dain Rauscher Cust Horace G. Blalock IRA	8,600		8,600	(14)	0	0%
Jana S. Pine	7,700		7,700	(15)	0	0%
RBC Dain Rauscher Cust Kenneth D. Simpson IRA	7,500		7,500	(16)	0	0%
RBC Dain Rauscher Cust Henry Alperin IRA	7,000		7,000	(17)	0	0%
Echols J. Martin DMD PSP	7,000		7,000	(17)	0	0%
RBC Dain Rauscher Cust Caroline T. Richardson IRA	6,400		6,400	(18)	0	0%
RBC Dain Rauscher Cust Charles Daniel IRA	6,200		6,200	(19)	0	0%
RBC Dain Rauscher Cust Robert Edmond IRA	5,400		5,400	(20)	0	0%
RBC Dain Rauscher Cust Jackie Brooks Roth IRA	5,300		5,300	(21)	0	0%
RBC Dain Rauscher Cust John R. Velky IRA	5,200		5,200	(22)	0	0%
Henry Alperin	5,100		5,100	(23)	0	0%
Kimberly S. Sligh	4,800		4,800	(24)	0	0%
Thomas D. Thompson	4,000		4,000	(25)	0	0%
RBC Dain Rauscher Cust J. Lavern McCullough IRA	3,700		3,700	(26)	0	0%
RBC Dain Rauscher Cust Ted A. Poor IRA	3,200		3,200	(27)	0	0%
Carolyn H. Byrd	3,200		3,200	(27)	0	0%
RBC Dain Rauscher Cust William A. Smith IRA	3,100		3,100	(28)	0	0%
RBC Dain Rauscher Cust Robert J. Ferrara IRA	3,000		3,000	(29)	0	0%
RBC Dain Rauscher Cust Pamela K. Richardson Roth IRA	3,000		3,000	(29)	0	0%
RBC Dain Rauscher Cust Geraldine N. Videtto IRA	3,000		3,000	(29)	0	0%
RBC Dain Rauscher Cust Jack T. Williams IRA	3,000		3,000	(29)	0	0%
Robert C. Wilson	3,000		3,000	(29)	0	0%
RBC Dain Rauscher Cust Burgess M. Allen Jr. Roth IRA	2,600		2,600	(30)	0	0%
RBC Dain Rauscher Cust Sonan L. Ashley Roth IRA	2,500		2,500	(31)	0	0%

Valerie Biskey	2,500	2,500	(31)	0	0%
Robert L. Bower	2,500	2,500	(31)	0	0%
RBC Dain Rauscher Cust Nancy Locklear IRA	2,500	2,500	(31)	0	0%
M. Dixon McKay	2,500	2,500	(31)	0	0%
RBC Dain Rauscher Cust Hilton E. Vaughn Sr. IRA	2,500	2,500	(31)	0	0%
Tammy Corley	2,150	2,150	(32)	0	0%
William D. Corley	2,150	2,150	(33)	0	0%
RBC Dain Rauscher Cust A. Louis Hook Jr. IRA	2,000	2,000	(34)	0	0%
RBC Dain Rauscher Cust Dorth G. Falls IRA	1,800	1,800	(35)	0	0%
RBC Dain Rauscher Cust Robert F. Heishman IRA	1,800	1,800	(35)	0	0%
RBC Dain Rauscher Cust Patsy A. Fisher Roth IRA	1,700	1,700	(36)	0	0%
RBC Dain Rauscher Cust Phillip R. Mason IRA	1,700	1,700	(36)	0	0%
RBC Dain Rauscher Cust Joseph H. May IRA	1,700	1,700	(36)	0	0%
RBC Dain Rauscher Cust Kenneth J. Remington IRA	1,600	1,600	(37)	0	0%
Robert L. Abshire	1,500	1,500	(38)	0	0%
RBC Dain Rauscher Cust Barbara Sue Bramlett IRA	1,500	1,500	(38)	0	0%
Furman Terry Richardson	1,500	1,500	(38)	0	0%
Stuart R. Wilson	1,500	1,500	(38)	0	0%
Waymon E. Ragan and Lorena B. Ragan Jt. Ten./WROS	1,500	1,500	(39)	0	0%
RBC Dain Rauscher Cust Joanne I. Leonard IRA	1,100	1,100	(40)	0	0%
Bryan Coats	1,000	1,000	(41)	0	0%
RBC Dain Rauscher Cust Faye S. Jennings IRA	1,000	1,000	(41)	0	0%
James R. Kelley	1,000	1,000	(41)	0	0%
Alice McCoy	1,000	1,000	(41)	0	0%
RBC Dain Rauscher Cust Thomas D. Thompson IRA	1,000	1,000	(41)	0	0%
Ken Wilson	1,000	1,000	(41)	0	0%
A Boardman Co LLC	900	900	(42)	0	0%
RBC Dain Rauscher Cust Lawrence E. Mobley III SEP/IRA	900	900	(43)	0	0%
Michael C. Rogers & Pam K. Roger Jt. Ten.	900	900	(44)	0	0%
RBC Dain Rauscher Cust Ken Wilson Roth IRA	800	800	(45)	0	0%
RBC Dain Rauscher Cust Verda Elrod Roth IRA	600	600	(46)	0	0%
Gerry Rhodes	600	600	(46)	0	0%
RBC Dain Rauscher Cust Phoebe Tuten IRA	600	600	(46)	0	0%
Mark D. Anderson	500	500	(47)	0	0%
RBC Dain Rauscher Cust Milton O. Dickson Sr. Roth IRA	500	500	(47)	0	0%
Kevin Fogarty & Michelle Fogarty Jt. Ten.	500	500	(47)	0	0%
Randall Redmond	500	500	(47)	0	0%
George M. Willson & Crystal J. Willson	400	400	(48)	0	0%
RBC Dain Rauscher Cust Franklin D. Hart Jr. Roth IRA	300	300	(49)	0	0%
RBC Dain Rauscher Cust Wanda Hart Roth IRA	300	300	(49)	0	0%
Elisabeth T. Keller	300	300	(49)	0	0%
T. Barrett Trotter	300	300	(49)	0	0%
Total number of shares offered for resale		3,703,400

________________

(1)	The numbers assume that the selling stockholders have sold all of the shares offered hereby prior to completion of this offering.
(2)
Represents shares we may issue to Dutchess pursuant to the Equity Line of Credit. Since we are not obligated to use the Equity Line of Credit and the amount of shares that we may issue pursuant to the Equity Line of Credit is partly based on the future market price of our common stock, we cannot predict with accuracy the actual number of shares we may issue to Dutchess.

Michael Novielli and Douglas Leighton are the Managing Members of Dutchess Capital Management, which is the general partner of Dutchess and, accordingly, may be deemed to share voting and dispositive power over securities held for the account of Dutchess.

(3)
Consists of 3,350,4144 shares of common stock, 400,000 shares that may be acquired at $0.50 per share upon the exercise of options, 300,000 shares that may be acquired at $1.00 per share upon the exercise of options, 300,000 shares that may be acquired at $1.75 per share upon the exercise of options and 500,000 shares that may be acquired at $2.00 per share upon the exercise of options.

(4)	Consists of 300,000 shares of common stock. David Thomas is the owner of K&C Investments, and, accordingly may be deemed to possess voting and investment power over shares held by K&C Investments.
(5)	Consists of 17,600 shares of common stock.
(6)	Consists of 17,000 shares of common stock.
(7)	Consists of 15,700 shares of common stock.
(8)
Includes 13,400 shares that may be acquired at $0.85 per share upon exercise of warrants.

Ron Attkisson and John Pope Jones are the controlling shareholders of IFS Holdings, Inc., and, accordingly, they may be deemed to share voting and investment power over shares held by IFS Holdings, Inc.

In addition, IFS Holdings, Inc. owns 99% of Jones, Byrd and Attkisson. IFS Holdings, Inc. may be deemed to be an affiliate of the broker dealer Jones, Byrd and Attkisson. Accordingly, IFS Holdings, Inc. has informed the Company that: (1) IFS Holdings, Inc. acquired the Company's securities in the ordinary course of business; and (2) IFS Holdings, Inc. did not have any agreement or understanding, directly or indirectly, at the time of purchase with any person to distribute the securities.

(9)	Consists of 13,000 shares of common stock.
(10)	Consists of 11,900 shares of common stock.
(11)	Consists of 10,000 shares of common stock.
(12)	Consists of 9,700 shares of common stock.
(13)	Consists of 9,000 shares of common stock.
(14)	Consists of 8,600 shares of common stock.
(15)	Consists of 7,700 shares of common stock.
(16)	Consists of 7,500 shares of common stock.
(17)	Consists of 7,000 shares of common stock.
(18)	Consists of 6,400 shares of common stock.
(19)	Consists of 6,200 shares of common stock.
(20)	Consists of 5,400 shares of common stock.
(21)	Consists of 5,300 shares of common stock..
(22)	Consists of 5,200 shares of common stock.

(23)	Consists of 5,100 shares of common stock.
(24)	Consists of 4,800 shares of common stock.
(25)	Consists of 4,000 shares of common stock.
(26)	Consists of 3,700 shares of common stock.
(27)	Consists of 3,200 shares of common stock.
(28)	Consists of 3,100 shares of common stock.
(29)	Consists of 3,000 shares of common stock.
(30)	Consists of 2,600 shares of common stock.
(31)	Consists of 2,500 shares of common stock.
(32)	Consists of 2,150 shares of common stock.
(33)	Includes 2,150 shares that may be acquired at $0.85 per share upon exercise of warrants.
(34)	Consists of 2,000 shares of common stock.
(35)	Consists of 1,800 shares of common stock.
(36)	Consists of 1,700 shares of common stock.
(37)	Consists of 1,600 shares of common stock.
(38)	Consists of 1,500 shares of common stock.
(39)	Includes 1,500 shares that may be acquired at $0.85 per share upon exercise of warrants.
(40)	Consists of 1,100 shares of common stock.
(41)	Consists of 1,000 shares of common stock.
(42)
Consists of 900 shares of common stock.

John Dickey Boardman, Jr. is the Managing Member of A. Boardman Co. LLC, and, accordingly, may be deemed to possess voting and investment power over shares held by A. Boardman Co. LLC.

(43)	Consists of 900 shares of common stock.
(44)	Consists of 900 shares of common stock.
(45)	Consists of 800 shares of common stock.
(46)	Consists of 600 shares of common stock.
(47)	Consists of 500 shares of common stock.
(48)	Consists of 400 shares of common stock.
(49)	Consists of 300 shares of common stock.

Relationship between Certain Selling Stockholders and Seawright Holdings

The following selling stockholders have, or have had within the last three years, a material relationship with Seawright Holdings. Joel Sens is our chief executive officer, president, secretary and treasurer and is also one of our directors. IFS Holdings, Inc. is controlled by stockholders Ronald Attkisson and John Pope Jones. In addition, IFS Holdings, Inc. owns 99% of Jones, Byrd and Attkisson, our placement agent with respect to the securities to be issued to Dutchess under the Equity Line of Credit and an underwriter of this offering. Ron Attkisson was one of our directors until he resigned effective February 28, 2007, however Mr. Attkisson remains a director of Jones, Byrd and Attkisson.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time in transactions on the OTCBB or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale, or in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market. These transactions may occur at prices related to prevailing market prices, in negotiated transactions or in a combination of such methods of sale, or any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess, Jones, Byrd and Attkisson and any other broker-dealers who act in connection with the sale of the shares pursuant to the Equity Line of Credit are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Additionally, the other selling stockholders listed in this document may be deemed “underwriters.”

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

•	engage in any stabilization activity in connection with any of the shares;
•	bid for or purchase any of the shares or any rights to acquire the shares;
•	attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Exchange Act; or
•	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

The selling stockholders and the other persons participating in the distribution of the shares offered under this prospectus will be subject to the Exchange Act, including Regulation M thereunder. We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We have informed the selling stockholders that they must effect all sales of shares in broker’s transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We engaged Jones, Byrd and Attkisson as our placement agent with respect to the securities to be issued to Dutchess under the Equity Line of Credit. To our knowledge, Jones, Byrd and Attkisson has no affiliation or business relationship with Dutchess. Under a placement agent agreement, we agreed to pay Jones, Byrd and Attkisson 1% of the gross proceeds from each put. The placement agent agreement terminates when the investment agreement terminates pursuant to its terms. Ronald Attkisson, one of the principals of Jones, Byrd and Attkisson, is formerly a director of Seawright Holdings.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2007. You should read the following table in conjunction with the section captioned “Management’s Discussion and Analysis and Plan of Operation” and our audited consolidated financial statements and unaudited interim consolidated financial statements and the notes thereto included elsewhere in this prospectus.

As of June 30, 2007
Actual(1)
Cash and cash equivalents	$475
Short-Term Liabilities(2)	$1,024,772
Long-Term Liabilities(3)	$554,893
Stockholders Equity (Deficiency)	$403,026
Total Capitalization(4)	$1,982,691
________________

(1)	Certain of the shares that are part of this offering have not yet been issued by us and are not reflected in this table.
(2)	Short-term liabilities consist of current amounts due under notes payable as well as interest payable on long-term debt.
(3)	Long-term liabilities consist of notes payable to various individuals and other long-term liabilities.
(4)	Total capitalization is stated by not including cash and cash equivalents.

DIVIDEND POLICY

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to our business, but we cannot predict whether or to what extent any of these risks may be realized nor can there be any assurance that we have identified all possible risks that might arise. See “Risk Factors” in this prospectus. Investors should carefully consider all of these risks before making an investment decision with respect to our stock. The following discussion and analysis should be read in conjunction with our financial statements and notes thereto. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our management.

Plan of Operation

In 2003, we purchased property containing a spring located in Mt. Sidney, Virginia in the Shenandoah Valley with the intention of developing a spring water distribution business. The spring has a flow in excess of 1,000,000 gallons of water daily.

We have chosen to develop and acquire packaging for selling our water under the brand names Seawright Springs and Quibell. We have developed two proprietary Polyethylene Terephthalate, or PET, bottles in a 16.9 ounce size and a 33.8 ounce size. In addition, in June 2005 we acquired from Quibell, glass bottle designs for various sized bottles (including 237 ml, 385 ml, 750 ml and 1 liter sizes) as well as labels for various sized sparkling water bottles, spring water bottles and tea bottles (including 237 ml, 385 ml, 750 ml, 1 liter, 1.5 liter and 16.9 ounce bottles).

We are positioning our water in an effort to compete in the luxury brand category of the water market. We expect to offer a non-sparkling brand and to begin selling bottled water under the “Seawright Springs” brand name in the second quarter of 2006. We will also continue to seek opportunities to sell our daily supply of water to other bottlers.

In May of 2005 and April of 2006, respectively, we purchased of two parcels of land located approximately 10 miles south of the Mt. Sidney property. We are considering leasing these properties for commercial purposes. See “Description of Property” below.

The further development of this business will require, among other things, further capital expenditure on plant and equipment, developing marketing materials, renting additional office space, and interviewing and hiring administrative, marketing and maintenance personnel. While we have raised the capital necessary to meet our working capital and financing needs in the past, the funds raised the investment agreement related to this offering are required in order for us to meet our current and projected cash flow deficits from operations and development.

For the period from our inception through June 30, 2007, we have:

•	formed our company and established our initial structure;
•	sought and pursued investment opportunities;
•	reviewed and analyzed the potential market for natural spring water;
•	purchased the Mt. Sidney property and procured the necessary financing to cover the initial purchase costs from an offering of preferred stock;
•	purchased two properties near the Mt. Sidney property which we are considering leasing for commercial purposes;
•	purchased trademarks and other intellectual property relating to the creation and bottling of flavored and non-flavored bottled water;
•	performed required testing of water quality at spring site;
•	began developing a new web site as part of our marketing strategy; and
•	made improvements to the spring site and water collection facilities.

Product Research and Development

We do not anticipate performing research and development for any products during the next twelve months.

Acquisition or Disposition of Plant and Equipment

We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We have made improvements to plant and equipment at the spring site, and we have spent approximately $250,000 to complete the renovation of our spring catchment, which protects the water spring from outside elements.

Number of Employees

As of June 30, 2007, we had one employee, our chief executive officer and president, Joel Sens. We anticipate that the number of employees may increase in the future. However, given our ability to contract out much of our required services, it is not anticipated, based on the current business plan, that new employees will be hired in the next twelve months. No formal contract for the compensation of Mr. Sens exists as of June 30, 2007, but we may enter into an employment contract with him within the next twelve months.

Comparison of Financial Results

Three Months Ended June 30, 2007, versus Three Months Ended June 30, 2006

Revenues. In the three months ended June 30, 2007, $1,775 of revenue was generated from the Mt. Sidney spring from on site sales as compared to $1,010 of revenue for the quarter ended June 30, 2006. We expect to increase our sales in future quarters and will remain a development stage company until revenues increase significantly.

Costs and Expenses. In the quarter ended June 30, 2007 operating expenses were $975,050. These expenses were related to the establishment of our spring water business, which includes expenses for consulting and engineering services, testing and spring maintenance, and to the administration and overhead of our business, which includes accounting, legal and office expenses. This compared with operating expenses in the quarter ended June 30, 2006 of $333,684. The increase in expenses is due to the increased expenditures on the spring site operations principally related to consulting and engineering.

We have incurred interest expenses of $386,595 and $90,755 for the quarters ended June 30, 2007 and 2006, respectively.

In the three and six-month periods ended June 30, 2007, on trading securities, we recorded a gain of $456 and a net loss of $248, respectively.

As of June 30, 2007, the President of our company advance capital of $156,158 for general working capital purposes.

Liquidity and Capital Resources. As of June 30, 2007, we had a working capital deficit of $1,231,801, an available cash balance of $475, a marketable securities balance of $22,505 and cash in excess of available funds, accounts payable and accrued liabilities balance, including accrued interest on the convertible notes, of $170,909.

In August 2004 we issued a private placement memorandum to offer up to 1,000 units of equity/notes payable instruments. Each unit consisted of 2,500 shares of our common stock, $1,500 of convertible promissory notes, and a warrant to purchase 300 shares of our common stock at $0.85 per share. The convertible promissory notes accrue interest at 11% per annum, and are payable and due in September 2009. The note holders have the option to convert any unpaid note principal and accrued interest to our common stock at a rate of $0.85 per share anytime after six months from the issuance date of the note. During the second quarter of 2007 most of the convertible notes payable were converted into shares of the Company’s common stock, except for the remaining balance of $32,436. The noteholders agreed to a conversion rate of one share of common stock for each $0.60 of principal and unpaid interest accrued through the closing date plus an additional six months of interest at the rate of 11% per annum. The private placement was closed in February of 2005. Over the course of our private placement, we received total proceeds of $2,665,116, net of placement costs and fees, and issued to investors $1,498,500 of convertible promissory notes, 2,497,500 shares of common stock and 999 warrants, none of which have been converted to common stock. Part of the proceeds of the private placement were used to pay off the remaining debt on the Mt. Sidney property.

The purchase of one of the two Staunton, Virginia properties mentioned above was closed on May 24, 2005. The purchase price for that parcel was $725,000, of which $225,000 was paid in cash. We are financing the remaining $500,000 of the purchase price over three years through a bank loan. We also completed the purchase of the second Staunton, Virginia property on April 10, 2006. The purchase price for the second property was $240,000, less a previously made $10,000 refundable deposit. We paid $90,000 of the remaining purchase price at settlement and we have financed the remaining $140,000.

Our accounts payable and accrued liabilities of $170,909 is composed predominantly of liabilities to our consultants and vendors associated with the Mt. Sidney spring, our accountants and lawyers and accrued interest on our convertible notes payable.

In order to provide funding for operations and capital expenditures, on September 12, 2005, we entered into an investment agreement with Dutchess Private Equities Fund, LP. The investment agreement establishes what is sometimes referred to as an “equity line of credit.” Under the investment agreement, Dutchess has agreed to provide us with up to $5,000,000 during the 36-month period following the date a registration statement of our common stock is declared effective by the Securities and Exchange Commission. During this 36-month period, we may request a draw down under the equity line of credit by which we would sell shares of our common stock to Dutchess, which is obligated to purchase the shares under the investment agreement, subject to certain conditions set forth therein. We may, at our election, require Dutchess to purchase an amount equal to no more than either (a) 200% of the average daily volume of our common stock for the 10 trading days prior to the put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put notice date or (b) $100,000; provided that we may not request more than $1,000,000 in any single put notice. On the trading day following the put notice date, a pricing period of five trading days will begin. The purchase price for the common stock identified in the put notice will be equal to 95% of the lowest closing best bid price of our common stock during the pricing period. We are under no obligation to draw down under the equity line of credit.

On November 20, 2006, a registration statement on Form SB-2 pertaining to the Company’s common stock was declared effective by the Securities and Exchange Commission. The registration statement related to the sale of shares of the Company’s common stock by our stockholders. The Securities and Exchange Commission limited the amount of shares of the Company’s common stock that the Company could register pursuant to the investment agreement under the November 20, 2006 registration statement to 1,000,000 shares of the Company’s common stock. Accordingly, the Company may obtain additional financing by registering more common stock under the investment agreement.

During December 2006, the Company entered into a promissory note with a face amount of $780,000. Under the terms of the note, the Company received $650,000 less closing costs of $50,075, creating a calculated effective interest rate of 35%. As a further incentive, we agreed to issue 250,000 shares of common stock to Dutchess. The fair value of the shares, $127,500, was accounted for as a deferred financing cost and is being amortized over the life of the note. As detailed in the agreement, the Company shall make payments to the holder in the amount of the greater of (a) 100% of each Put (as defined in the investment agreement) given to the investor from the Company or (b) made in 12 monthly increments of $65,000. The agreement is collateralized by signed put notices under the investment agreement, as well as a lien on the Company’s goods, inventory, general intangibles, and all associated documents and chattel paper. Moreover, Joel Sens, the President and Chief Executive Officer of the Company, has pledged certain personal property. As of June 30, 2007 the promissory note has been fully paid of and converted into common stock.

On June 20, 2007, the Company executed a promissory note with Dutchess for $200,000 at an interest rate of 12%. The Company shall make payments to the holder in the amount of the greater of (a) $200,000 divided by the number of months remaining from June 20, 2007 to December 20, 2007, or (b) 100% of the amount of money realized upon each sale of the Company’s stock sold to Dutchess by the Company pursuant to the investment agreement. The note is secured by a lien on all of the Company’s assets and has been guaranteed by Joel Sens, the President and Chief Executive Officer of the Company.

Years Ended December 31, 2006 and 2005

Revenues. During the year ended December 31, 2006 and 2005, we generated $3,304 and $2,524 in revenue, respectively, from continuing operations. Prior to 2005, the Company had generated no revenue from continuing operations.

Costs and Expenses. We incurred operating expenses of $1,393,009 during the year ended December 31, 2006 as compared to $946,457 of expenses during the year ended December 31, 2005. Expenses for the year ended December 31, 2006 are composed principally of salary, legal and accounting fees, financing expense on our funding instruments, and consulting fees associated with the acquisition of land.

During the year ended December 31, 2006 and 2005, we incurred realized net losses of $1,570 and $54,592, respectively, from our trading of marketable securities.

Liquidity and Capital Resources. As of December 31, 2006, we had a working capital deficit of $1,355,680 an available cash balance of $2,986, a marketable securities balance of $17,993 and an accounts payable and accrued liabilities balance, including accrued interest on the convertible notes, of $452,418.

Years Ended December 31, 2005 and 2004

Revenues. During the year ended December 31, 2005, we generated $2,524 in revenues from continuing operations. Prior to 2005, the Company had generated no revenue from continuing operations.

Costs and Expenses. We incurred operating expenses of $946,457 during the year ended December 31, 2005 as compared to $198,506 of expenses during the year ended December 31, 2004. Expenses for the year ended December 31, 2005 are composed principally of salary, legal and accounting fees, financing expense on our funding instruments, and consulting fees associated with the acquisition of land. Our other expenses increased by $39,172 from 2004 to 2005 primarily due to interest expense attributable to our private placement.

During the year ended December 31, 2005, we incurred a loss of $54,592 from our trading of marketable securities. During the year ended December 31, 2004, we recorded gain of $93,518.

Liquidity and Capital Resources. As of December 31, 2005, we had a working capital deficit of $85,809, an available cash balance of $130,857, a marketable securities balance of $138,910 and an accounts payable and accrued liabilities balance, including accrued interest on the notes, of $120,445.

Years Ended December 31, 2004 and 2003

Revenues. The Company had generated no revenue from continuing operations in either 2004 or 2003.

Costs and Expenses. We incurred operating expenses of $198,506 during the year ended December 31, 2004 as compared to $224,604 of expenses in during the year ended December 31, 2003. Expenses for the year ended December 31, 2004 are composed principally of salary, legal and accounting fees, financing expense on our funding instruments, and consulting fees associated with the acquisition of land. Our interest expense increased by $107,861 from 2003 to 2004 primarily due to interest expense attributable to our private placement.

During the year ended December 31, 2004, we recorded a gain of $93,518 from our trading of marketable securities. During the year ended December 31, 2003, we recorded no gain or loss on the trading of marketable securities.

Liquidity and Capital Resources. As of December 31, 2004, we had working capital of $1,537,251, an available cash balance of $190,419, a marketable securities balance of $1,556,405 and an accounts payable and accrued liabilities balance, including interest on notes, of $75,273. As of December 31, 2003, we had a working capital deficit of $710,171, an overdraft on our cash balance account of $24,688 and an accounts payable and accrued liabilities balance, including accrued interest on the notes, of approximately $148,547.

Acquisition of Land and Spring

For a full description of the October 2003 acquisition of our Mt. Sidney property and the May 2005 and April 2006 acquisition of two additional properties 10 miles south of the Mt. Sidney property, see “Description of Property” below.

Future Funding Requirements and Going Concern

While we have raised the capital necessary to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. Within the next year, funds will be needed to meet our obligations related to the financing of the purchases of the Staunton, Virginia properties and to fund improvements to our spring site and to fund our initial operations.

We intend to generate these funds primarily from our Equity Line of Credit. We believe that proceeds from the Equity Line of Credit will allow us to cover our capital and operating expenses over the next year.

If during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

Our independent certified public accountants have stated in their report included herein that we have incurred operating losses since our inception and that this factor raises substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have not had, and at June 30, 2007 do not have, any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

•	stock-based compensation; and

•	revenue recognition.

Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all stock-based awards made to employees based on estimated fair values. SFAS No. 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107, providing supplemental implementation guidance for SFAS 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).

SFAS No. 123(R) requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. The Company adopted SFAS No. 123(R) using the modified prospective application, which requires the application of the standard starting from January 1, 2006, the first day of the Company’s year. The Company’s consolidated financial statements for the year ended December 31, 2006, reflect the impact of SFAS No. 123(R).

Prior to the adoption of SFAS No. 123(R), the Company accounted for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, as allowed under SFAS No. 123, “Accounting for Stock-Based Compensation.” Under the intrinsic value method, no stock-based compensation expense for employee stock options had been recognized in the Company’s consolidated statements of operations because the exercise price of the Company’s stock options granted to employees equaled the fair market value of the underlying stock at the date of grant. In accordance with the modified prospective transition method the Company used in adopting SFAS No. 123(R), the Company’s results of operations prior to fiscal 2006 have not been restated to reflect, and do not include, the impact of SFAS No. 123(R).

Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period.

Stock-based compensation expense is measured using a multiple point Black-Scholes option pricing model that takes into account highly subjective and complex assumptions. The expected life of options granted is derived from the vesting period of the award, as well as historical exercise behavior, and represents the period of time that options granted are expected to be outstanding. Expected volatilities are based on a blend of historical volatility and implied volatility derived from publicly traded options to purchase the Company’s common stock, which the Company believes is more reflective of the market conditions and a better indicator of expected volatility than solely using historical volatility. The risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life of the option. There were no employee options granted during 2006 or 2005, and all employee options granted prior to 2005 had fully vested by January 1, 2005.

Stock-based compensation expense related to 75,000 stock options issued to consultants for services rendered as recognized under SFAS No. 123(R) totaled $38,490 for the year ended December 31, 2006. As of December 31, 2006, all stock options outstanding issued to consultants were fully vested.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Recent Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109”, which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006. The company is assessing the impact, if any, that the adoption may have on its financial statements.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. The Company will be required to adopt SFAS 157 effective for the fiscal year beginning January 1, 2008. The requirements of SFAS 157 will be applied prospectively except for certain derivative instruments that would be adjusted through the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact of the adoption of SFAS 157 on the Company’s consolidated financial statements and the management believes that the adoption of SFAS 157 will not have a significant impact on its consolidated results of operations or financial position.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R (‘SFAS 158’).  SFAS 158 changes current practice by requiring employers to recognize the overfunded or underfunded positions of defined benefit postretirement plans, including pension plans, on the balance sheet.  The funded status is defined as the difference between the projected benefit obligation and the fair value of plan assets.  SFAS 158 also requires employers to recognize the change in funded status in other comprehensive income (a component of shareholders’ equity).  SFAS 158 does not change the requirements for the measurement and recognition of pension expense in the statement of income.  SFAS 158 is effective for fiscal years ending after December 15, 2006.  The Company does not anticipate any material impact to its financial condition or results of operations as a result of the adoption of SFAS 158.

In September 2006, the Securities and Exchange Commission (the “SEC”) released Staff Accounting Bulletin No. 108 (“SAB 108”), which provides detail in the quantification and correction of financial statement misstatements. SAB 108 specifies that companies should apply a combination of the “rollover” and “iron curtain” methodologies when making determinations of materiality. The rollover method quantifies a misstatement based on the amount of the error originating in the current year income statement. The iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, regardless of the year(s) of origination. SAB 108 instructs companies to quantify the misstatement under both methodologies and, if either method results in the determination of a material error, the Company must adjust its financial statements to correct the error. SAB 108 also reminds preparers that a change from an accounting principle that is not generally accepted to a principle that is generally accepted is a correction of an error. The Bulletin is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The adoption of this Bulletin did not have a material effect on the Company’s financial condition or results of operations.

In September 2006, the FASB ratified the consensus reached by the EITF on Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” EITF 06-4 requires the recognition of a liability and related compensation costs for endorsement split-dollar life insurance policies that provide a benefit to an employee that extends to postretirement periods as defined in SFAS No. 106, “ Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The EITF reached a consensus that “Company Owned Life Insurance” policies purchased for this purpose do not effectively settle the entity’s obligation to the employee in this regard, and thus the entity must record compensation cost and a related liability. Entities should recognize the effects of applying this Issue through either, (a) a change in accounting principle through a cumulative-effect adjustment to retained earnings or to other components of equity or net assets in the balance sheet as of the beginning of the year of adoption, or (b) a change in accounting principle through retrospective application to all prior periods. This Issue is effective for fiscal years beginning after December 15, 2007. The Company is assessing the impact, if any, that adoption may have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business in “Risk Factors” above, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurances that we have identified all possible risks that might arise. Investors should carefully consider all of these risk factors before making an investment decision with respect to our stock.

DESCRIPTION OF BUSINESS

Introduction

We incorporated under the laws of the State of Delaware on October 14, 1999, originally under the name Pre-Settlement Funding Corporation. In September 2003, we changed our name to Seawright Holdings, Inc. Seawright Springs, LLC is a wholly owned subsidiary of Seawright Holdings, Inc. and holds title to the Mt. Sidney property described below.

Discontinued Operations

As a result of our acquisition of real property and improvements in October 2003, we restructured our operations to focus on the development of a spring water distribution business. This restructuring included discontinuing our previous practice of financing plaintiffs who are involved in personal injury claims.

Overview

Business and Basis of Presentation

From our inception through the date of this prospectus, we have recognized limited revenues and incurred significant operating expenses. Consequently, our operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 2007, we have accumulated losses of $5,900,003.

In October 2003, we acquired property that generates natural spring water. Through the acquisition of this property, we intend to enter the business of producing and selling spring water in Mt. Sidney, Virginia, which is located in the Shenandoah Valley. The property has a natural flow of spring water in excess of 1,000,000 gallons of water daily.

The main focus of our current operations is the establishment of a business that produces and sells spring water from our Mt. Sidney property, although we may pursue other business opportunities that we deem appropriate.

In May 2005 and April 2006, respectively, we acquired two parcels of land located approximately 10 miles south of our Mt. Sidney property. We are considering leasing these properties for commercial purposes. See “Description of Property” below.

Business Strategy

Our strategy is to focus on selling natural spring water under the “Seawright Springs” label while aggressively pursuing the bulk sale of natural spring water produced on our Mt. Sidney property.

In addition to our own brand, we expect to also continue to seek opportunities to sell our daily supply of water to other bottlers. We may enter into co-packing arrangements, where other bottlers bottle our water under our name, or private labeling agreements, where our water is bottled under another company’s name. Selling our water under private labeling agreements will allow us to sell our water without incurring the high costs of advertising required to establish brand recognition and market identity.

We currently do not have our own bottling and packaging facilities and we intend to have outside providers bottle and package our brand of water.

We have installed an updated bulk water loading facility at the Mt. Sidney spring site. Now, private labeled bottlers will be able to load water at our spring site and transport it to their bottling and packaging facilities.

Bottled Water Market Overview

Demand for bottled water has grown significantly in recent years, and in particular demand for products that contain spring water. In 2005, total U.S. bottled water volume surpassed 7.5 billion gallons, which was a 10.7% advance over 2004's volume level and bottled water remains the fastest growing major beverage segment. In 2005, bottled water category continues as the second largest commercial beverage in the United States.

U.S. BOTTLED WATER MARKET
Volume and Producer Revenues
2001-2005

	Millions of	Annual	Millions of	Annual
Year	Gallons	% Change	Dollars	% Change
2001	5,185.2	9.7%	$6,880.6	12.6%
2002	5,795.7	11.8%	$7,901.4	14.8%
2003	6,269.8	8.2%	$8,526.4	7.9%
2004	6,806.7	8.6%	$9,169.4	7.5%
2005	7,537.1	10.7%	$10,012.5	9.2%

Source: Beverage Marketing Corporation

During the five-year period from 2001 to 2005, bottled water volume increased by an average growth rate of 9.8%, which growth rate exceeded the growth rates of all other beverage categories.

Per capita consumption of bottled water has been growing by at least one gallon annually. In 2005, the per capita consumption of water in the United States increased 9.6% from 2004’s rate, which means annual bottled water consumption by U.S. residents is second only to carbonated soft drinks.

U.S. BOTTLED WATER MARKET
Per Capita Consumption
2001 - 2005

	Gallons	Annual
Year	Per Capita	% Change
2001	18.8	8.7%
2002	20.9	10.7%
2003	22.4	7.3%
2004	24.0	7.6%
2005	26.1	9.6%

Source: Beverage Marketing Corporation

The bottled water market comprises three major segments: still or non-sparkling, sparkling, and imported water, which includes both non-sparkling and sparkling segments. Our spring water may be used in both sparkling and non-sparkling applications.

Similarly, the Beverage Marketing Corporation categorizes water into three main categories.

* Non-sparkling or still water, which contains no carbonation and is consumed as an "alternative to tap water."

* Sparkling water, which contains either natural or artificial carbonation and is positioned to compete in the broad "refreshment beverage" field.

* Imported water, which includes both sparkling and non-sparkling water produced and bottled outside the U.S., and which is targeted to "image-conscious consumers."

U.S. BOTTLED WATER MARKET
Volume & Growth by Segment
2001 - 2005

	Non-Sparkling		Domestic Sparkling		Imports		Total
Year	Volume*	Change	Volume*	Change	Volume*	Change	Volume*	Change
2001	4,917.3	10.7%	144.0	-0.1%	123.9	-10.1%	5,185.2	9.7%
2002	5,487.5	11.6%	149.5	3.8%	158.7	28.1%	5,795.7	11.8%
2003	5,923.9	8.0%	152.6	2.1%	193.3	21.8%	6,269.8	8.2%
2004	6,411.3	8.2%	166.8	9.3%	228.6	18.3%	6,806.7	8.6%
2005	7,169.5	11.8%	185.0	10.9%	182.7	-20.1%	7,537.1	10.7%

* Millions of gallons

Source: Beverage Marketing Corporation

Non-sparkling water (still water) remains the largest segment of bottled water, with 11.8% and 8.2% growth in that area in 2005 and 2004, respectively.

The bottled still water business, which will represent our most significant product area, has been consistently growing at rates between 8.0% and 11.8% per annum since 2001 according to the Beverage Marketing Corporation. Still water now comprises over 95% of all of the bottled water gallonage sold in the United States.

Geographic Markets and Distribution Channels

Bottled water is sold through various channels, including:

•	Home Delivery (1 to 5 gallon bottles)

•	Commercial and Office Delivery (1 to 5 gallon bottles)

•	Off Premise Retail (supermarkets, convenience store, and drug store)

•	On-Premise Retail (restaurants)

•	Vending Machines

•	Institutional Usage (hospitals, schools)

•	Bulk Sales (Domestic and International sales of potable water)

Bottled Water Classifications and Definitions

The Company’s water qualifies as natural spring water and is a mineral water containing 300 parts per million (ppm) total dissolved solids (TDS). The various classifications of water are contained in the paragraphs that follow.

Bottled water or drinking water is water that is intended for human consumption and that is sealed in bottles or other containers with no added ingredients except that it may optionally contain safe and suitable anti-microbial agents. Fluoride may be optionally added within the limitations established by the U.S. Food and Drug Administration ("FDA"). Firms may manufacture non-standardized bottled water products with ingredients such as minerals for flavor. The common or usual name of the resultant product must reflect these additions. Bottled water or drinking water may be used as an ingredient in beverages (e.g., diluted juices or flavored bottled waters). It does not include those food ingredients that are declared in ingredient labeling as "water", "carbonated water," "disinfected water," "filtered water," "seltzer water," "soda water," "sparkling water," and "tonic water."

Natural water is bottled spring, mineral, artesian, or well water which is derived from an underground formation or water from surface water that only requires minimal processing. Natural water is not derived from a municipal system or public water supply, and is unmodified except for limited treatment (e.g., filtration, ozonation or equivalent disinfection process).

Spring water is water derived from an underground formation from which water flows naturally to the surface of the earth. Spring water must comply with the FDA standard of identity. Spring water must be collected only at the spring or through a borehole tapping the underground formation feeding the spring. There must be a natural force causing the water to flow to the surface through a natural orifice. The location of the spring must be identified and such identification must be maintained in a company's records. Spring water collected with the use of an external force must be from the same underground striation as the spring, as shown by a measurable hydraulic connection using a hydro-geologically valid method between the bore hole and the natural spring, and must have all the physical properties, before treatment, and be of the same composition and quality, as the water that flows naturally to the surface of the earth. If spring water is collected with the use of an external force, water must continue to flow naturally to the surface of the earth through the spring's natural orifice.

Mineral water is water containing not less than 250 parts per million (ppm) total dissolved solids (TDS), coming from a source tapped at one or more boreholes or springs, originating from a geologically and physically protected underground water source. Mineral water shall be distinguished from other types of water by its constant level and relative proportions of minerals and trace elements at the point of emergence from the source, due account being taken of the cycles of natural fluctuations. No minerals may be added to this water.

Sparkling bottled water is bottled water that, after treatment and possible replacement of carbon dioxide, contains the same amount of carbon dioxide that it had at the emergence from the source. Manufacturers may add carbonation to previously non-carbonated bottled water products and label such water appropriately (e.g., sparkling spring water).

Well water or "Artesian" water is bottled water from a well tapping a confined aquifer in which the water level stands at some height above the top of the aquifer. Artesian water may be collected with the assistance of external force to enhance the natural underground pressure.

Ground water is water from a subsurface saturated zone that is under a pressure equal to or greater than atmospheric pressure. Ground water must not be under the direct influence of surface water.

Purified water is bottled water produced by distillation, de-ionization, reverse osmosis, or other suitable process and that meets the definition of purified water.

Government Regulation of Bottled Water

Prior to 1996, bottled water was regulated in the same fashion as municipal water. Municipal water is regulated not as a food by the FDA, but as a commodity by the Environmental Protection Agency ("EPA") pursuant to the Safe Drinking Water Act of 1974 ("SDWA"), which only provided for certain mineral/chemical content requirements so as to ensure water safety, not product definition.

In 1996, the United States enacted statutes and regulations to regulate bottled water as a food. Accordingly, the Company's water must meet FDA standards for manufacturing practices and chemical and biological purity. Furthermore, these standards undergo a continuous process of revision. The labels affixed to bottles and other packaging of the water is subject to FDA restrictions on health and nutritional claims for foods.

As of 1996, bottled water is fully regulated as a food by the FDA under the Federal Food, Drug, and Cosmetic Act, which defines food as "articles used for food or drink for man or other animals." This includes packaged (bottled) water sold in containers at retail outlets as well as containers distributed to the home and office market. This legislation was designed to ensure that bottled water companies clearly and accurately define the type of water that was being bottled and sold to the public. The FDA adopted the basic mineral/chemical guidelines employed by the EPA, while making some aspects more stringent.

In addition, all drinking water must meet EPA standards established under the SDWA for mineral and chemical concentration. The 1986 amendments to the SDWA mandated the establishment of new drinking water quality and treatment regulations. Most municipalities meet or exceed EPA drinking water regulations, many of that reflect recent public awareness of the issue of contaminated water-For example, EPA standards for lead in drinking water did not exist prior to 1986, when 50 ppb (parts per billion) was established. This standard was lowered to 15 ppb in 1991, because after five years the government still found 130 million people exposed to unacceptable lead levels.

The United States government also enacted Safe Drinking Water Reauthorization Act of 1996. This law requires all local water utilities to issue annual reports to their consumers disclosing all chemicals and bacteria in their water.

Bottled water is also subject to state and local regulation. Bottled water must originate from an "approved source" in accordance with standards prescribed by the state health department in each of the states in which our products will be sold. The source must be inspected and the water sampled, analyzed and found to be of safe and wholesome quality. There are annual "compliance monitoring tests" of both the source and the bottled water. The health departments of the individual states also govern water purity and safety, labeling of bottled water products and manufacturing practices of producers. Our Mt. Sidney property has been inspected and approved by the Virginia Department of Agriculture as a source of spring water. We are also required to make certain disclosures and disclaimers on our labels.

Compliance with these various regulations has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Competition

The beverage industry, and in particular the bottled water industry, is extremely competitive and seasonal. The leaders in the U.S. bottled water business, based on total estimated sales (at wholesale), according to the Beverage Marketing Corporation, are Aquafina, Dasani, Poland Spring, Arrowhead, Sparkletts, Deer Park and Crystal Geyser. Depending upon the method of entry and plan of action a particular company chooses to employ, it can be very costly to penetrate this market and expand. Our initial focus on the bulk sale of spring water is a relatively low cost plan of action.

Marketing Objectives and Advertising Strategy

Our initial marketing strategy is targeted primarily to build awareness of our natural spring water among private label bottlers and to develop our own labeled product for sale. We have recently acquired, and are presently developing, packaging for selling our water under the name “Seawright Springs” and are positioning our water in an effort to compete in the luxury brand category of the water market. See “Management’s Discussion and Analysis and Plan of Operation—Plan of Operation” in this prospectus.

Intellectual Property

In June 2005, we purchased intellectual property from Quibell Partners, L.L.C. relating to the creation and bottling of flavored and non-flavored bottled water, including, but not limited to, the following:

•	certain trademarks, service marks, trade names, service names and logos;

•	various glass bottle designs;
•	bottle label designs and artwork for water bottle carrypacks;
•	formulas for flavored sparkling water and for teas; and
•	web site coding.

We expect that this acquisition will assist us in establishing and growing market share in the bottled water and tea market. We also own the domain name www.seawrightsprings.com.

Research and Development

We did not incur any research and development expenses in the last two years.

Employees

As of June 30, 2007, Mr. Sens served as our sole employee as well as in the capacity as our sole officer - chief executive officer, president, secretary and treasurer. We anticipate that the number of employees will increase in the future. No formal contract for the compensation of Mr. Sens existed as of June 30, 2007, but it is anticipated that Mr. Sens will receive an annual salary of $180,000 for the year ending December 31, 2007.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 600 Cameron Street, Alexandria, Virginia 22314. We lease these facilities on a month-to-month basis at a cost of $192 per month. We believe these facilities are suitable for our current needs.

In October 2003, we acquired land and a spring located in Mt. Sidney, Virginia for $1,000,000 and a $50,000 assignment fee. Stafford Street Capital LLC, a business entirely owned by our principal stockholder, our chief executive officer and director, Joel Sens, contracted to purchase the property in June 2003 and assigned all its interests in the contract in October 2003 to Seawright Springs LLC, our wholly owned subsidiary. At the closing of the property acquisition, $300,000 was paid in cash, and $700,000 became subject to a promissory note carrying an interest rate of 6% per annum. The note was paid off early, in the first quarter of 2005. On June 8, 2006, we obtained a $350,000 interest-only mortgage loan on the Mt. Sidney property. The loan matures in six months, bears interest at a fixed rate of 15.00% per annum, requires monthly installments of interest throughout its term with a balloon payment, equal to the principal balance of the loan, due on December 8, 2006. We have an option to extend the loan by a period of six months by payment of a fee equal to 3.00% of the principal balance of the loan. On October 5, 2006, we executed a Modification Agreement to Mt. Sidney mortgage in order to increase the outstanding principal balance of the existing mortgage loan by $165,000, to the aggregate principal sum of $515,000. On February 1, 2007 we executed an additional Modification Agreement to Mt. Sidney mortgage in order to increase the outstanding principal balance of the existing mortgage loan by $130,000, to the aggregate principal sum of $645,000.

The Mt. Sidney property is insured under a general liability policy in the amount of $1,000,000.

In December 2004, we entered into agreements to acquire two parcels of land located approximately 10 miles south of our Mt. Sidney property. The properties are located in the city of Staunton, Virginia. We closed the purchase of the larger parcel, which is a 33.52 acre site, on May 24, 2005. The purchase price for that parcel was $725,000, of which $225,000 was paid in cash at closing. The remaining $500,000 of the purchase price was secured by a note on which we were obligated to pay interest at a rate of 8% per annum, payable semiannually, the first payment of interest was due and paid on November 11, 2005. During June 2006, we obtained a 9.375%, $525,000 loan to refinance the aforementioned loan which is secured by the property. Under the terms of the new agreement, 35 regular installments of $4,592 each and one balloon payment equal to the remaining principal balance of the loan, accrued interest and other applicable fees, costs and charges is due in June, 2009. The 33.52 acre property is insured under a general liability policy in the amount of $1,000,000.

We closed the purchase of the smaller parcel, which is a 3.46 acre site, on April 10, 2006. We paid a refundable $10,000 deposit on this acre site in April 2005 and made a $90,000 payment at closing. The remaining $140,000 will initially be owner-financed. The 3.46 acre property is insured under a general liability policy in the amount of $1,000,000.

Although no assurances can be given, both sites are expected to be re-zoned to commercial use from general agriculture use according to the master zoning plan of the city of Staunton, Virginia. In the future, we may lease these properties for commercial purposes.

MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

The names, ages, and respective positions of our directors, executive officers, and key employees are set forth below. There are no other promoters or control persons. The directors named below will serve until our next annual stockholders meeting or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders’ meeting. Officers hold their positions at the will of the board of directors, absent any employment agreement.

Name	Age	Position(s)
Joel P. Sens	42	Chief Executive Officer, President, Treasurer, Secretary and Director

Jeffrey Sens	42	Director

Biographies of Executive Officers and Directors

Joel Sens, Chief Executive Officer, President, Treasurer and Secretary/Director

Mr. Joel Sens is the current chief executive officer, president, treasurer and secretary and has served in those positions since 2004. Mr. Sens has also been a director since our inception. Mr. Sens is an entrepreneur who was a founder of Next Generation Media Corp., a publicly held media holding company, in March 1997. From January 1994 through March 1997, Mr. Sens acted as a consultant specializing in barter transactions and engaged in financial transactions involving the purchase and sale of newspaper companies, radio stations, and barter companies.

Jeffrey Sens, Director

Mr. Jeffrey Sens previously served as a director from October 1999 to 2004 and became a director again in January 2005. He currently holds a senior operations position in the FedEx Ground Division of FedEx Corp, which he has held since 2001. From 1997 to 2001, Jeffrey Sens was vice president of Operations for Top Driver Inc., a national driver training products and services company that partners with Ford Motor Company. Prior to joining Top Driver Inc., Jeffrey Sens held a variety of senior operations management positions with prominent consumer product companies such as Sara Lee Corp. (1995-1997) and President International Corp. (1992-1995). Jeffrey Sens has a Bachelor of Science in Industrial Engineering from the University of Toledo and an MBA from Clemson University. Jeffrey Sens is the brother of Joel Sens.

Committees of the Board of Directors

We presently do not have any active committees.

Compensation of Directors

Each director is compensated at an annual rate of $7,500, paid quarterly, and is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the board.

Limitations on Officer and Director Liability

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law further provides that indemnification shall be provided with respect to reimbursement of expenses incurred in defending any action, suit or proceeding if the party in question is successful on the merits or otherwise.

Our certificate of incorporation limits the liability of our directors to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except in the case of:

•	liability based on a breach of the duty of loyalty to us or our stockholders;
•	liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	liability based under Section 174 of Title 8 of the Delaware General Corporation Law; or
•	liability for transactions from which the director derived an improper personal benefit.

Our by-laws provide that we shall indemnify a person made or threatened to be made a party to, or is otherwise involved in, any action, suit, claim, demand or proceeding, whether civil, criminal, administrative or investigative, by reason of that person’s present or former capacity as our director or as director of any of our subsidiaries, whether the basis of such proceeding is an alleged action or inaction by that person, to the fullest extent permitted by the laws of the state of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

EXECUTIVE COMPENSATION

Joel Sens received compensation totaling $420,000 in respect of his services during the last three full fiscal years, which is the only compensation we have paid since our inception. Joel Sens received total compensation of $90,000 in respect of services performed by him from 2002 to 2004 and received $150,000 and $180,000 in respect of services performed by him in 2005 and 2006, respectively. There have been no other awards or stock based compensation in the last three fiscal years.

Although no formal employment agreement has been entered into with Joel Sens, he currently receives an annual salary of $180,000 per year.

The table set forth below summarizes the annual and long-term compensation paid by us during the years ended December 31, 2006, 2005 and 2004 to or for the account of Joel Sens, our chief executive officer, president, treasurer and secretary.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compensation
		Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Award(s) ($)	Securities Underlying Options / SARs (#)	LTIP Payouts ($)
Joel Sens, CEO	2006	180,000	0	0	0	0	0	0
	2005	150,000	0	0	0	0	0	0
	2004	90,000	0	0	0	0	0	0
________________

(1)
October 2000 employment agreements, contracting for $140,000 per year, with Darryl Reed, the former president of our predecessor company, Pre-Settlement Funding Corporation, and Joel Sens, were renegotiated during 2003 and no compensation other than the $90,000 paid to Joel Sens in October 2004, described above, has been paid.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End (#) Exercisable / Unexercisable	Value of Unexercised In-The-Money Options/SARs At FY-End (#) Exercisable / Unexercisable
Joel Sens, CEO	0	0	1,500,000/0	$0(1)/$0
______________________
(1) This amount is calculated by valuing the Company’s shares at $0.48/share, based on the average of the bid and ask prices at December 31, 2006.

Under an October 2000 subscription agreement with Joel Sens, we issued 3,000,000 shares of our common stock to Joel Sens, as founder, at a price of $0.001 per share. In addition, under the October 2000 subscription agreement, we granted Joel Sens stock options exercisable for 1,500,000 shares of our common stock, as follows:

•	400,000 shares of our common stock at $0.50 per share;

•	300,000 shares of our common stock at $1.00 per share;

•	300,000 shares of our common stock at $1.75 per share; and

•	500,000 shares of our common stock at $2.00 per share.

Joel Sens has not exercised any of these options. Stock options previously issued for Darryl Reed were cancelled in an agreement dated September 2003 between Darryl Reed and us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no related party transactions, except for the following:

Our President and principal shareholder Joel Sens had advanced funds to the Company for working capital purposes. We had paid in full the amount due to Joel Sens during the year ended December 31, 2004. Additionally, the total payment we remitted exceeded the total balance due to Joel Sens in the amount of $42,951, $50,500 and $144,006 during the years ended December 31, 2006, 2005 and 2004, respectively. We have accounted for the excess payments to Joel Sens as a non-reciprocal transfer to a shareholder for 2006, 2005 and 2004, and accordingly, we have reflected the arrangement as a direct reduction of additional paid-in capital.

During 2005, Joel Sens contributed capital of $140,000 to us in direct response to the excess payments. We have accounted for the net contribution of $89,500 as an addition to paid-in capital. During 2006, Joel Sens contributed capital of $54,505 to us in direct response to the excess payment. We have accounted for the contribution as an addition to paid in capital.

Mr. Sens, our sole employee, officer and a director, and our other directors, are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold office, or serve on a board of directors. As a result, certain conflicts of interest may arise between us and our officers and directors. We will attempt to resolve such conflicts of interest in our favor. Our officers and directors are accountable to us and to our stockholders as fiduciaries and are required to exercise good faith, and integrity in handling our affairs. A stockholder may be able to institute legal action on our behalf, or on behalf of itself and other similarly situated stockholders, to recover damages or for other relief.

MARKET FOR OUR COMMON STOCK

Market Information

Prior to January 9, 2004, there was no public trading market for our securities. On January 9, 2004, our securities began trading on the OTCBB maintained by members of the NASD under the symbol SWRI.OB. As of June 30, 2007, there were approximately 1,400 holders of record of our common stock.

The following table sets forth the range of high and low bid prices for our common stock for each applicable quarterly period. The table reflects inter-dealer prices without retail mark-up, mark-down or commissions and may not represent actual transactions:

	Fiscal Year Ended December 31, 2007
	High($)*	Low($)*
Second Quarter	2.45	0.96
First Quarter	1.20	0.40

	Fiscal Year Ended December 31, 2006
	High($)*	Low($)*
Fourth Quarter	0.75	0.40
Third Quarter	1.00	0.60
Second Quarter	1.50	0.60
First Quarter	0.75	0.45

	Fiscal Year Ended December 31, 2005
	High($)*	Low($)*
Fourth Quarter	1.05	0.40
Third Quarter	0.85	0.70
Second Quarter	1.00	0.65
First Quarter	1.05	0.40

	Fiscal Year Ended December 31, 2004
	High($)*	Low($)*
Fourth Quarter	1.05	0.90
Third Quarter	1.10	0.44
Second Quarter	1.50	0.44
First Quarter(1)	1.25	0.16
________________

(1)	Data for the first quarter of 2004 is for the period January 9, 2004, the date our common stock began trading on the OTCBB, through March 31, 2004.

Dividend Information

We have not declared or paid cash dividends on our common stock or made distributions in the past, and we do not anticipate that we will pay cash dividends or make cash distributions in the foreseeable future. We currently intend to retain and invest future earnings, if any, to finance our operations.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information is provided for the fiscal year ended December 31, 2006, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

(i)	All compensation plans (including individual compensation arrangements) previously approved by our stockholders; and
(ii)	All compensation plans (including individual compensation arrangements) not previously approved by our stockholders.

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	0	0	0
Equity compensation plans not approved by stockholders	1,500,000	$1.35/share	0
Total	1,500,000	$1.35/share	0

Under the October 2000 subscription agreement, we granted Mr. Sens stock options exercisable for 1,500,000 shares of our common stock. See “Executive Compensation” above.

REPORTS TO SECURITY HOLDERS

We voluntarily file periodic reports and other information with the SEC. Our reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at (800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to: Seawright Holdings, Inc., 600 Cameron Street, Alexandria, Virginia 22314. Our telephone number is (703) 340-1629.

We intend to furnish our stockholders with annual reports containing audited financial statements and quarterly reports containing financial information.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the our common stock as of June 30, 2007 (issued and outstanding) by (i) all stockholders known to us to be the beneficial owner of more than five percent of our outstanding common stock and (ii) all of our directors and executive officers individually and as a group:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Common Stock	Joel Sens 600 Cameron Street Alexandria VA 22314	4,921,414(3)	37.06%
Common Stock	Jeffrey Sens 1210 Springtree Lane Westerville Ohio 43801	2,100	0.001%
Common Stock	All executive officers and directors as a group (2 people)	4,923,514	37.07%

________________

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) Other than as footnoted below, none of these security holders has the right to acquire any shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations. The amount owned and the stockholder’s percentage ownership is based on issued common stock, as well as convertible notes, stock options and warrants that are currently exercisable.

(3) Included within this amount are stock options granted to Joel Sens, as part of his October 2000 subscription agreement. These stock options are exercisable for 1,500,000 shares of our common stock as described under “Executive Compensation” above. Also included within this amount is 71,000 shares owned by Stafford Street Capital LLC, an entity wholly owned by Joel Sens.

The issuance of shares of common stock under the equity line could, theoretically result in a change in control if most of the 2,000,000 shares of common stock registered to be issued under the investment agreement were sold to a single investor. Since Joel Sens is the majority shareholder owning 4,921,414 shares of common stock, a single investor or group acquiring more shares of common stock then Mr. Sens owns could become a majority shareholder. However since we are in control of the quantity and timing of the “puts”, there is little practical likelihood of a change in control resulting from the issuance of shares of common stock under the equity line.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 19,900,000 shares of common stock and 100,000 shares of preferred stock. The following is a summary of certain provisions of our common stock, preferred stock, certificate of incorporation and by-laws.

Common Stock

As of August 31, 2007, there were 14,792,896 shares of common stock outstanding. Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the board of directors out of funds legally available for dividend payments. If we liquidate, dissolve or wind up, each outstanding share of common stock will be entitled to share equally in our assets legally available for distribution to stockholders after the payment of all debts and other liabilities. Shares of common stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of common stock are, and the shares offered by this prospectus will be, when issued, fully paid and non-assessable.

Preferred Stock

During the year ended December 31, 2003, we issued an aggregate of 55,000 shares of Series A Convertible Preferred Stock in exchange for $275,000 of proceeds, net of costs and fees. The shares were convertible into common stock at the option of the holder at a ratio of 10 shares of common stock for each share of preferred stock if converted before the first anniversary of the original issue date and at a ratio of 5 shares of common stock for each share of preferred stock if converted after the first anniversary but before the second anniversary. The preferred stock could have been redeemed for cash at our option, any time after the first anniversary of the original issue date but before the second anniversary. The preferred stockholders were entitled to cumulative dividends when, as and if declared by the board at a per share rate of 10% per annum of the original issue price. At the option of the preferred stockholder, accrued and unpaid cumulative dividends may be applied to the purchase of additional shares of common stock upon conversion of the preferred stock to common stock. In event of our liquidation the preferred stock ranks higher than the common stock in determining the distribution of assets and surplus funds.

In April 2004, one of our preferred stockholders tendered 5,000 shares of preferred stock, valued at $5 per share, as partial payment for the exercise of stock options. This preferred stock was subsequently canceled by us.

In December 2004, our preferred stockholders elected to convert an aggregate of 50,000 shares of preferred stock into 500,000 shares of our common stock, at a ratio of 10 shares of common stock for each share of preferred stock. In connection with the conversion, we also issued an aggregate of 50,000 shares of our common stock in exchange for $25,000 of dividends in arrears. As the date of this prospectus, all of our preferred stock had been converted to our common stock, and there was no preferred stock issued and outstanding.

LEGAL PROCEEDINGS

We are not aware of any material litigation or potential litigation affecting us or our assets or any of our subsidiaries.

LEGAL MATTERS

The legality of our shares of common stock being offered hereby is being passed upon by McKee Nelson LLP, Washington, DC. McKee Nelson was not hired on a contingent basis and will not receive a direct or indirect interest in us and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company.

EXPERTS

The financial statements included in this prospectus, have been audited by Russell Bedford Stefanou Mirchandani LLP, Certified Public Accountants, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Russell Bedford Stefanou Mirchandani LLP was not hired on a contingent basis and will not receive a direct or indirect interest in us and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company.

ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the shares of common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED
DECEMBER 31, 2006 AND 2005

SEAWRIGHT HOLDINGS, INC.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Certified Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 31, 2006 and 2005	F-4-5

Consolidated Statements of Operations for the Years Ended December 31, 2006 and 2005 and for the Period From Inception (October 14, 1999) Through December 31, 2006	F-6-7

Consolidated Statements of (Deficiency in) Stockholders' Equity for the Period From Inception (October 14, 1999) Through December 31, 2006	F-8-11
F-12-15
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005 and for the Period From Inception (October 14, 1999) Through December 31, 2006

Notes to the Consolidated Financial Statements	F-16-34

RUSSELL BEDFORD STEFANOU MIRCHANDANI , LLP
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Seawright Holdings, Inc.
Alexandria, VA

We have audited the accompanying consolidated balance sheets of Seawright Holdings Inc. and subsidiary, a development stage company, (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, (deficiency in) stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2006 and for the period from October 14, 1999 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Seawright Holdings Inc. and subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, and for the period October 14, 1999 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, effective January 1, 2006.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has incurred net losses since its inception. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note O. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                                                                 Russell Bedford Stefanou Mirchandani LLP
                                                                                 Certified Public Accountants

McLean, Virginia
April 14, 2007

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$2,986	$130,857
Marketable securities (Note B)	17,993	138,910
Deferred financing costs - net (Note D)	325,136	140,289
Deposits	65,300	125,300

Total current assets	411,415	535,356

Property and equipment - net (Note C)	2,110,037	1,775,669

Deferred financing costs - net - less current portion (Note D)	226,671	366,958

Intangible asset (Note D)	27,343	35,156

Total assets	$2,775,466	$2,713,139

The accompanying notes are an integral part of these consolidated financial statements.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (CONTINUED)
DECEMBER 31, 2006 AND 2005

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
	2006	2005
Current liabilities:
Bank overdraft	$7,227	$-
Incentive stock liability (Note E)	127,500	-
Accounts payable and accrued expenses	452,418	120,445
Note payable, current portion (Note E)	1,179,950	500,000

Total current liabilities	1,767,095	620,445

Long-term liabilities
Note payable - long-term portion (Note E)	518,022	-
Convertible notes payable, net of debt discount (Note F)	1,190,024	1,077,944
Other long-term liabilities (Note D)	34,200	30,683

Total liabilities	3,509,341	1,729,072

Commitment and contingencies (Note M)

(DEFICIENCY IN) STOCKHOLDERS' EQUITY
Preferred stock, par value $.001 per share;
100,000 shares authorized.	-	-
Series A convertible preferred stock, par value
$0.001 per share; 60,000 authorized. (Note G)	-	-
Common stock, par value $.001 per share;
19,900,000 shares authorized; 8,935,474 and
8,875,476 shares issued and outstanding at
December 31, 2006 and 2005, respectively. (Note G)	8,936	8,876
Additional paid-in-capital	3,081,760	3,014,376
Preferred stock dividend	(25,000)	(25,000)
Accumulated deficit during development stage	(3,799,571)	(2,014,185)

Total (deficiency in) stockholders' equity	(733,875)	984,067

Total liabilities and (deficiency in) stockholders' equity	$2,775,466	$2,713,139

The accompanying notes are an integral part of these consolidated financial statements.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			For the period from October 14, 1999 (date of inception) through December 31,
	2006	2005	2006

Sales, net	$3,304	$2,524	$5,828

Costs and expenses:
Selling, general and administrative	1,380,949	885,327	3,873,792
(Gain) loss on trading securities	1,570	54,592	(37,356)
Depreciation and amortization	10,490	6,538	17,445

	1,393,009	946,457	3,853,881

Operating loss	(1,389,705)	(943,933)	(3,848,053)

Other income (expense):
Other income	21	1,000	61,969
Gain (loss) on fair value adjustment for put agreement	-	68,752	-
Gain on extinguishment of debt	-	60,000	807,103
Interest expense, net	(395,702)	(301,867)	(837,491))

Total other income (expense)	(395,681)	(172,115)	31,581

Loss from continuing operations before income taxes and discontinued operations	(1,785,386)	(1,116,048)	(3,816,472)

Provision for income tax	-	-	-

Loss from continuing operations before
discontinued operations	(1,785,386)	(1,116,048)	(3,816,472)

Income from discontinued operations	-	-	16,901

Net loss	(1,785,386)	(1,116,048)	(3,799,571)

Preferred stock dividend	-	-	(25,000)

Net loss attributable to common shareholders	$(1,785,386)	$(1,116,048)	$(3,824,571)

Losses per common share
Continuing operations
Basic	$(0.20)	$(0.13)
Assuming dilution	$(0.20)	$(0.13)

Weighted average common shares outstanding	9,005,009	8,874,462

The accompanying notes are an integral part of these consolidated financial statements.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF (DEFICIENCY IN) SHAREHOLDERS' EQUITY
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2006

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Net loss	-	$-	-	$-	$-	$-	$-	$(1,291)	$(1,291)

Balance at December 31, 1999	-	-	-	-	-	-	-	(1,291)	(1,291)
Common stock issued on September
30, 2000 in exchange for convertible
debt at $.50 per share	-	-	78,000	78	38,922	-	-	-	39,000
Common stock issued on November
27, 2000 in exchange for convertible
debt at $.50 per share	-	-	26,000	26	12,974	-	-	-	13,000

Net loss	-	-	-	-	-	-	-	(157,734)	(157,734)

Balance at December 31, 2000	-	-	104,000	104	51,896	-	-	(159,025)	(107,025)
Common stock issued on January 1,
2001 in exchange for convertible debt
at $.50 per share	-	-	174,000	174	86,826	-	-	-	87,000
Common stock issued on January 2,
2001 to founders in exchange for
services rendered at $.001 per share	-	-	5,000,000	5,000	20	-	-	-	5,020
Common stock issued on January 2,
2001 in exchange for services
rendered at $.50 per share	-	-	90,000	90	44,910	-	-	-	45,000

Net loss	-	-	-	-	-	-	-	(556,921)	(556,921)

Balance at December 31, 2001	-	-	5,368,000	5,368	183,652	-	-	(715,946)	(526,926)

Net loss								(357,588)	(357,588)

Balance at December 31, 2002	-	$-	5,368,000	$5,368	$183,652	$-	$-	$(1,073,534)	$(884,514)

The accompanying notes are an integral part of these consolidated financial statements.

 SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF (DEFICIENCY IN)
SHAREHOLDERS' EQUITY (CONTINUED)
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2006

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Balance at December 31, 2002	-	$-	5,368,000	$5,368	$183,652	$-	$-	$(1,073,534)	$(884,514)
Preferred stock issued in exchange
for cash at $5 per share	55,000	55	-	-	274,945	-	-	-	275,000
Stock options issued in exchange for
services rendered	-	-	-	-	5,276	-	-	-	5,276

Net income	-	-	-	-	-	-	-	506,846	506,846

Balance at December 31, 2003	55,000	$55	5,368,000	$5,368	$463,873	$-	$-	$(566,688)	$(97,392)
Preferred stock cancelled in exchange
for stock options exercised at
$.5625 per share	(5,000)	(5)	160,000	160	64,845	-	-	-	65,000
Common stock issued on April 8, 2004
in exchange for cash at $.30 per share	-	-	300,000	300	89,700	-	-	-	90,000
Common stock issued and subscribed
in connection with private placement	-	-	2,404,978	2,405	1,359,491	25,581	-	-	1,387,477
Conversion of preferred stock to
common stock	(50,000)	(50)	500,000	500	(450)	-	-	-	-

Preferred stock dividend	-	-	50,000	50	24,950	-	(25,000)	-	-
Warrants issued to consultants in
exchange for services rendered	-	-	-	-	545,460	-	-	-	545,460
Beneficial conversion feature of
convertible debentures	-	-	-	-	274,499	-	-	-	274,499
Value of warrants attached to
convertible debentures	-	-	-	-	187,123	-	-	-	187,123
Return of contributed capital to
shareholder	-	-	-	-	(144,006)	-	-	-	(144,006)
Reclassification of equity to liability
upon issuance of put agreement	-	-	-	-	(90,000)				(90,000)

Net loss	-	-	-	-	-	-	-	(331,449)	(331,449)

Balance at December 31, 2004	-	$-	8,782,978	$8,783	$2,775,485	$25,581	$(25,000)	$(898,137)	$1,886,712

The accompanying notes are an integral part of these consolidated financial statements.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF (DEFICIENCY IN)
SHAREHOLDERS' EQUITY (CONTINUED)
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 2006

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Balance at December 31, 2004	-	$-	8,782,978	$8,783	$2,775,485	$25,581	$(25,000)	$(898,137)	$1,886,712
Common stock issued in connection
with common stock subscribed in
connection with private placement	-	-	54,998	55	25,526	(25,581)	-	-	-
Common stock issued in connection
with private placement	-	-	37,500	38	25,150	-	-	-	25,188

Fractional share - return of proceeds	-	-	-	-	(13)	-	-	-	(13)
Beneficial conversion feature of
convertible debentures	-	-	-	-	5,708	-	-	-	5,708
Value of warrants attached to
convertible debentures	-	-	-	-	3,020	-	-	-	3,020

Contributed capital	-	-	-	-	89,500	-	-	-	89,500

Expiration of put agreement					90,000				90,000

Net loss	-	-	-	-	-	-	-	(1,116,048)	(1,116,048)

Balance at December 31, 2005	-	$-	8,875,476	$8,876	$3,014,376	$-	$(25,000)	$(2,014,185)	$984,067

Common stock issued on May 1, 2006 in exchange for cash at $0.45 per share	-	-	199,998	200	89,800	-	-	-	90,000

Contributed capital	-	-	-	-	54,505	-	-	-	54,505

Stock options issued to consultants in exchange for services rendered	-	-	-	-	38,490	-	-	-	38,490

Common stock issued on September 1, 2006 in exchange for cash at $0.45 per share	-	-	20,000	20	8,980	-	-	-	9,000

Return of contributed capital to shareholder	-	-	-	-	(42,951)	-	-	-	(42,951)

Reacquisition and cancellation of shares	-	-	(160,000)	(160)	(81,440)	-	-	-	(81,600)

Net loss	-	-	-	-	-	-	-	(1,785,386)	(1,785,386)

Balance at December 31, 2006	-	$-	8,935,474	$8,936	$3,081,760	$-	$(25,000)	$(3,799,571)	$(733,875)

The accompanying notes are an integral part of these consolidated financial statements.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,		For the period from October 14, 1999 (date of inception) through December 31,
	2006	2005	2006
Net loss	$(1,785,386)	$(1,116,048)	$(3,799,571)
Income from discontinued operations	-	-	(16,901)

	(1,785,386)	(1,116,048)	(3,816,472)

Adjustments to reconcile to net cash from operating activities:
Depreciation and amortization	10,489	6,538	17,444
Amortization of debt discount	120,819	112,083	260,677
Amortization of deferred financing costs	165,662	141,788	359,860
Interest expense financed through issuance of note payable	40,000	-	40,000
Accretion of interest on tradename liability	3,517	1,621	5,138
Extinguishment of debt	-	(60,000)	(807,103)
Fair valuation adjustment - termination agreement	-	(68,752)
Financing expense attributed to conversion of stock options to common stock	-	-	1,500
Common stock issued to founders	-	-	5,020
Common stock issued in exchange for
services rendered	-	-	45,000
Stock options issued in exchange for services rendered	38,490	-	43,766
Write-off of claimed receivable - discontinued operations	-	-	6,000
Change in:
Marketable securities - trading	120,917	1,417,495	(17,993)
Claims receivable	-	-	(6,000)
Capitalized financing costs	(32,647)	-	(32,647)
Deposits	60,000	(59,600)	(65,300)
Purchase of intangible	-	(10,000)	(10,000)
Bank overdraft	7,227	-	7,227
Accrued expenses	331,973	45,172	1,199,521

Net cash provided by (used in) continuing
operating activities	(918,939)	410,297	(2,764,362)

Net cash provided by discontinued operating activities	-	-	16,901

Net cash from operating activities	(918,939)	410,297	(2,747,461)

The accompanying notes are an integral part of these consolidated financial statements.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the years ended December 31,			For the period from October 14, 1999 (date of inception) through December 31,
	2006		2005	2006
Cash flows from investing activities
Capital expenditures		(337,045)	(264,346)	(915,763)

Net cash from investing activities		(337,045)	(264,346)	(915,763)

Cash flows from financing activities
Proceeds from issuance of common stock and
stock subscription - net of costs and fees		99,000	25,188	1,665,165
Nonreciprocal (transfer to) receipt from shareholder		11,554	89,487	(42,965)
Proceeds from issuance of notes payable, net of repayments		1,099,159	-	1,238,159
Proceeds from issuance of convertible notes - net		-	16,792	1,082,586
Proceeds from issuance of warrants attached to convertible notes - net		-	3,020	169,865
Repayments of notes payable		-	(340,000)	(640,000)
Reacquisition of shares		(81,600)	-	(81,600)
Proceeds from issuance of preferred stock - net		-	-	275,000

Net cash from financing activities		1, 128,113	(205,513)	3,666,210

Net increase (decrease) in cash and cash equivalents		$(127,871)	$(59,562)	$2,986

Cash and cash equivalents - beginning of period		130,857	190,419	-

Cash and cash equivalents - end of period		$2,986	$130,857	$2,986

Supplemental Disclosures of Cash Flow Information
Cash paid for interest		$346,042	$191,130	$586,659
Cash paid for income taxes		$-	$-	$-
Capitalized financing costs in connection with issuance of note payable		$50,075	$-	$50,075
Capitalized financing costs in connection with incentive stock liability		$127,500
Notes payable issued in connection with capital expenditures	$		$500,000	$1,200,000
Warrants issued in exchange for financing costs		$-	$-	$545,460

The accompanying notes are an integral part of these consolidated financial statements.

 Notes to Consolidated Financial Statements
Years Ended December 31, 2006 and 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Seawright Holdings, Inc., (Company) was formed on October 14, 1999 under the laws of the state of Delaware. The Company is a development stage enterprise, as defined by Statement of Financial Accounting Standards No. 7 (SFAS 7) and is seeking to develop a spring water bottling and distribution business. From its inception through the date of these financial statements, the Company has recognized minimal revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2006, the Company has accumulated losses of $3,799,571.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Seawright Springs LLC. Significant intercompany transactions have been eliminated in consolidation.

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company maintains a cash balance in a non-interest bearing account that may, at times, exceed federally insured limits. For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives being 5 years for equipment and 4 years for computers.

ADVERTISING

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company did not incur advertising costs for the past two years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No.144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use of and ultimate disposition of the intangible, to be reported at the lower of the carrying amount or the fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (SFAS 107) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

STOCK BASED COMPENSATION

On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” which requires the measurement and recognition of compensation expense for all stock-based awards made to employees based on estimated fair values. SFAS No. 123(R) supersedes previous accounting under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin (“SAB”) No. 107, providing supplemental implementation guidance for SFAS 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).

SFAS No. 123(R) requires companies to estimate the fair value of stock-based awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. The Company adopted SFAS No. 123(R) using the modified prospective application, which requires the application of the standard starting from January 1, 2006, the first day of the Company’s year. The Company’s consolidated financial statements for the year ended December 31, 2006, reflect the impact, if any, of SFAS No. 123(R).

Prior to the adoption of SFAS No. 123(R), the Company accounted for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, as allowed under SFAS No. 123, “Accounting for Stock-Based Compensation.” Under the intrinsic value method, no stock-based compensation expense for employee stock options had been recognized in the Company’s consolidated statements of operations because the exercise price of the Company’s stock options granted to employees equaled the fair market value of the underlying stock at the date of grant. In accordance with the modified prospective transition method the Company used in adopting SFAS No. 123(R), the Company’s results of operations prior to fiscal 2006 have not been restated to reflect, and do not include, the impact of SFAS No. 123(R).

Stock-based compensation expense recognized during a period is based on the value of the portion of stock-based awards that is ultimately expected to vest during the period.

The following table illustrates the pro forma net income and earnings per share for the year ended December 31, 2005 as if compensation expense for stock options issued to employees had been determined consistent with SFAS No. 123:

For the year ended December 31, 2005

Net loss - as reported	$(1,116,048)
Add: Total stock based employee compensation expense as reported under intrinsic value method (APB. No. 25)	-
Deduct: Total stock based employee compensation expense as reported under fair value based method (SFAS No. 123)	-
Net loss - Pro Forma	(1,116,048)
Net loss attributable to common stockholders - Pro forma	$(1,116,048)
Basic (and assuming dilution) loss per share - as reported	$(0.13)
Basic (and assuming dilution) loss per share - Pro forma	$(0.13)

Stock-based compensation expense is measured using a multiple point Black-Scholes option pricing model that takes into account highly subjective and complex assumptions. The expected life of options granted is derived from the vesting period of the award, as well as historical exercise behavior, and represents the period of time that options granted are expected to be outstanding. Expected volatilities are based on a blend of historical volatility and implied volatility derived from publicly traded options to purchase the Company’s common stock, which the Company believes is more reflective of the market conditions and a better indicator of expected volatility than solely using historical volatility. The risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life of the option. There were no employee options granted during 2006 or 2005, and all employee options granted prior to 2005 had fully vested by January 1, 2005.

Stock-based compensation expense related to 75,000 stock options issued to consultants for services rendered as recognized under SFAS No. 123(R) totaled $38,490 for the year ended December 31, 2006 (Note I). As of December 31, 2006, all stock options outstanding issued to consultants were fully vested.

EARNING (LOSS) PER SHARE

Net earning (loss) per share is provided in accordance with Statement of Financial Accounting Standards No. 128, Earnings per share (SFAS 128). Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares and dilutive common stock equivalents outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible debentures and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2006 and 2005, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

SEGMENT INFORMATION

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131) in the year ended December 31, 1999. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions regarding the allocation of resources and asset performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

INCOME TAXES

The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income taxes (SFAS 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non current depending on the periods in which the temporary differences are expected to reverse.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and marketable securities. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. Marketable securities are reviewed periodically by management who has established guidelines for the Company’s investment portfolio. Marketable securities maintained by the Company are not FDIC insured.

LIQUIDITY

The Company is in the development stage and its efforts have been principally devoted to developing the spring water bottling and distribution business. To date, the Company has generated minimal revenues, has incurred expenses and has sustained losses. As shown in the accompanying consolidated financial statements, the Company has incurred accumulated losses of $3,799,571 for the period from inception through December 31, 2006. The Company's current liabilities exceeded its current assets by $1,355,680 as of December 31, 2006. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

DEBT AND EQUITY SECURITIES

The Company follows the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS 115). The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. These security classifications may be modified after acquisition only under certain specified conditions. Securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

Held-to-maturity securities are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements.

Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized.

Trading securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

INTANGIBLES

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), indefinite-lived intangible assets are not amortized but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life are amortized over their useful lives and reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.

The Company tests, for impairment, the tradename value reported on the consolidated balance sheet on the last day of the Company’s year. The tradename impairment test under SFAS 142 requires a two-step approach, which is performed at the reporting unit level, as defined in SFAS 142. Step one identifies potential impairments by comparing the fair value of the reporting unit to its carrying amount. Step two, which is only performed if there is a potential impairment, compares the carrying amount of the reporting unit’s tradename value to its implied value, as defined in SFAS 142. If the carrying amount of the reporting unit’s tradename exceeds the implied fair value of the tradename, an impairment loss is recognized for an amount equal to that excess.

Financing costs associated with the Company’s convertible promissory notes are deferred and amortized over the term of the loan.

NEW ACCOUNTING PRONOUNCEMENTS

Currently Effective

In December 2004, the Financial Accounting Standards Board issued Statement No. 123 (revised 2004), which is a revision of Statement 123 “Accounting for Stock-Based Compensation.” This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement is effective for public entities as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this Statement did not have a material effect on the Company’s financial condition, results of operations, or cash flows.

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 154, “Accounting Changes and Error Corrections,” which changes the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principles and changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impractical to determine either the period-specific or cumulative effects of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of this standard did not have a material effect on the Company’s financial condition, results of operations, or cash flows.

In November 2005, the FASB issued FASB Staff Position (FSP) FAS 115-1 and 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The guidance in this FSP addresses the determination of when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FSP also includes accounting considerations subsequent to the recognition of other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP is required to be applied to reporting periods beginning after December 15, 2005. Earlier application is permitted, but the Company did not adopt the recognition provisions of this standard until January 1, 2006. The disclosure provisions were adopted in previous years. The adoption of this Statement did not have a material effect on the Company’s financial condition, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission (the “SEC”) released Staff Accounting Bulletin No. 108 (“SAB 108”), which provides detail in the quantification and correction of financial statement misstatements. SAB 108 specifies that companies should apply a combination of the “rollover” and “iron curtain” methodologies when making determinations of materiality. The rollover method quantifies a misstatement based on the amount of the error originating in the current year income statement. The iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, regardless of the year(s) of origination. SAB 108 instructs companies to quantify the misstatement under both methodologies and, if either method results in the determination of a material error, the Company must adjust its financial statements to correct the error. SAB 108 also reminds preparers that a change from an accounting principle that is not generally accepted to a principle that is generally accepted is a correction of an error. The Bulletin is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The adoption of this Bulletin did not have a material effect on the Company’s financial condition or results of operations.

Currently Effective in Future Years

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109”, which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more-likely-than-not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The cumulative effect of applying FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006. The company is assessing the impact, if any, that the adoption may have on its financial statements.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. The Company will be required to adopt SFAS 157 effective for the fiscal year beginning January 1, 2008. The requirements of SFAS 157 will be applied prospectively except for certain derivative instruments that would be adjusted through the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact of the adoption of SFAS 157 on the Company’s consolidated financial statements and the management believes that the adoption of SFAS 157 will not have a significant impact on its consolidated results of operations or financial position.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132R (‘SFAS 158’).  SFAS 158 changes current practice by requiring employers to recognize the overfunded or underfunded positions of defined benefit postretirement plans, including pension plans, on the balance sheet.  The funded status is defined as the difference between the projected benefit obligation and the fair value of plan assets.  SFAS 158 also requires employers to recognize the change in funded status in other comprehensive income (a component of shareholders’ equity).  SFAS 158 does not change the requirements for the measurement and recognition of pension expense in the statement of income.  SFAS 158 is effective for fiscal years ending after December 15, 2006.  The Company does not anticipate any material impact to its financial condition or results of operations as a result of the adoption of SFAS 158.

In September 2006, the FASB ratified the consensus reached by the EITF on Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” EITF 06-4 requires the recognition of a liability and related compensation costs for endorsement split-dollar life insurance policies that provide a benefit to an employee that extends to postretirement periods as defined in SFAS No. 106, “ Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The EITF reached a consensus that “Company Owned Life Insurance” policies purchased for this purpose do not effectively settle the entity’s obligation to the employee in this regard, and thus the entity must record compensation cost and a related liability. Entities should recognize the effects of applying this Issue through either, (a) a change in accounting principle through a cumulative-effect adjustment to retained earnings or to other components of equity or net assets in the balance sheet as of the beginning of the year of adoption, or (b) a change in accounting principle through retrospective application to all prior periods. This Issue is effective for fiscal years beginning after December 15, 2007. The Company is assessing the impact, if any, that adoption may have on its financial statements.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The adoption of FSP 00-19-2 is not expected to have a material impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

RECLASSIFICATIONS

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

NOTE B - MARKETABLE SECURITIES

During the year ended December 31, 2006 and 2005, the Company classified all of its marketable securities as trading as the securities were bought and held principally for the purpose of selling them in the near term. The Company actively and frequently trades securities with the objective of generating profits on short-term differences in price. The trading securities are marked to market on a monthly basis. At December 31, 2006 and 2005, the Company's trading securities were carried at fair values of $17,993 and $138,910, respectively. The Company included a realized net loss of $1,570, a net loss of $54,592, and a net gain of $37,356 on trading securities during the years ended December 31, 2006 and 2005, and for the period from October 14, 1999 (date of inception) through December 31, 2006, respectively.

NOTE C - PROPERTY AND EQUIPMENT

In October, 2003, the Company acquired approximately 140 acres of land and related improvements in Augusta County, Virginia, in exchange for $1,000,000, comprised of $300,000 of cash and a $700,000 promissory note payable. In June 2005, the Company purchased a parcel of land located approximately 10 miles south of the Augusta County, Virginia location. The purchased parcel is 33.52 acres which the Company acquired for $725,000, comprised of $225,000 of cash and a $500,000 promissory note payable. The Company anticipates entering the sale of bulk spring water and retail bottling business utilizing the properties’ water resources. The Company also completed the purchase of the second Staunton, Virginia property on April 10, 2006. The purchase price for the second property was $240,000, less a previously made $10,000 refundable deposit. The Company paid $90,000 of the remaining purchase price at settlement and has financed the remaining $140,000.

Major classes of property and equipment at December 31, 2006 and 2005 consisted of the following:

	2006	2005
Land	$1,965,000	$1,725,000
Equipment	32,167	29,438
Building improvements	118,595	24,280

	2,115,762	1,778,718
Less - accumulated depreciation	(5,725)	(3,049)

	$2,110,037	$1,775,669

Depreciation expense was $2,676 and $2,632 for the years ended December 31, 2006 and 2005, respectively. The building improvements have not been placed in service as of December 31, 2006. Accordingly, depreciation has not been recorded on this asset group.

NOTE D - INTANGIBLES

INTANGIBLE ASSET

In June 2005, the Company purchased intellectual property including trademarks, service marks, trade dress, trade names, brand names, designs and logos as well as formulas for flavored sparkling waters and teas from a competitor. Under the terms of the agreement, the Company paid a purchase price of $10,000 with royalties to be paid for the first 4,000,000 cases of bottled water or tea sold under the trademarks. As of the fifth anniversary of the effective date of the purchase, if the Company has not sold 4,000,000 cases of product under the trademark, the seller shall be entitled to a payment of $50,000 less any royalties previously paid under the agreement. The royalty payable under this intangible has been recorded at its present value of $34,200 at December 31, 2006 and is included in other long-term liabilities. The intangibles have been recorded at the carrying amount of $27,343 net of the discount amortized and charged to interest expense in relation to these intangibles through December 31, 2006 of $11,719. The intangible assets acquired will be amortized over a period of 5 years.

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically tests its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

 Estimated amortization expense is as follows for years ending December 31:

2007	$7,812
2008	7,812
2009	7,812
2010	3,907
2011	-
Thereafter	-

Total	$27,343

DEFERRED FINANCING COSTS

Deferred financing costs associated with the Company’s convertible and various notes payable are deferred and amortized over the life of the loan. Deferred financing costs consisted of the following at December 31:

	2006	2005
Deferred financing costs	$911,667	$701,445
Less - accumulated amortization	(359,860)	(194,198)
	551,807	507,247
Less - current portion	(293,941)	(140,289)

Deferred financing costs - long-term	$257,866	$366,958

Amortization expense on deferred financing costs was $165,662 and $141,788 as of December 31, 2006 and 2005, respectively.

NOTE E - NOTES PAYABLE

Notes payable at December 31 consisted of the following:

	2006	2005
Note payable, 8% interest, principal and outstanding interest due and payable in May 2006, collateralized by land.	$-	$500,000
9.375 % note payable, monthly payments of $4,592 with remaining principal and outstanding interest due and payable June 2009, collateralized by land.	524,236	-
15% note payable, monthly interest payments, principal due June 2007, collateralized by land.	515,000	-
35% note payable, monthly principal and interest payments of $65,000, maturing in December 2007, collateralized by signed put notices.	658,736	-

	1,697,972	500,000

Less - current portion	(1,179,950)	(500,000)

Notes payable - long-term	$518,022	$-

Aggregate maturities of long-term debt as of December 31, 206 are as follows:

Fiscal Year

2007	$1,179,950
2008	55,098
2009	462,924
2010	-
2011 and after	-

$1,697,972

During June 2006, the Company obtained a $525,000 loan, which is secured by the Mt. Sidney property. The Company’s President absolutely and unconditionally guaranteed the loan on behalf of the Company. By the terms of this second loan, the Company promised to pay to the lender the principal amount of $525,000 together with interest at a rate of 9.375% per annum on the unpaid principal balance of the loan. The loan requires 35 regular installments of $4,592 each and one balloon payment equal to the remaining principal balance of the loan, accrued interest, and other applicable fees, costs and charges, due in June 2009. This loan was obtained to pay off a promissory note issued in May 2005 in the amount of $500,000 and a portion of the accrued interest in the amount of $25,000 in connection with the promissory note. The remaining accrued interest in connection with this promissory note and related fees and penalties were also paid off in cash during the year ended December 31, 2006.

During 2006, the Company obtained two interest-only mortgage loans totaling $515,000 in regard to its Mt. Sidney property. The loans bear interest at a fixed rate of 15.00% per annum, require monthly installments of interest throughout their terms with a balloon payment, equal to the principal balance of the loans, due in June 2007.

During December 2006, the Company entered into a promissory note with a face amount of $780,000. Under the terms of the note, the Company received $650,000 less closing costs of $50,075 creating a calculated effective interest rate of 35%. As a further incentive, the Company agreed to issue 250,000 shares of its common stock to the holder of the promissory note. The fair value of the shares, $127,500, has been accounted for as deferred financing costs to be amortized over the life of the note. An incentive stock liability was recorded to account for the Company’s obligation at year end 2006. As detailed in the agreement, the Company shall make payments to the holder in the amount of the greater of (a) 100% of each Put (as defined in the investment agreement detailed in Note N) given to the investor from the Company or (b) made in 12 monthly increments of $65,000. The agreement is collateralized by signed put notices as well as the personal property of the President and Chief Executive Officer of the Company. The Company is required to abide by certain covenants as detailed in the promissory note. As the promissory note is neither a mandatorily redeemable financial instrument or a forward contract, the obligation was recorded as a liability and measured in accordance with FASB 150 at its fair value.

NOTE F - PRIVATE PLACEMENT AND CONVERTIBLE PROMISSORY NOTES PAYABLE

The Company entered into a Private Placement Memorandum in August 2004 to offer up to 1,000 units of an equity/notes payable instrument. Each unit consists of 2,500 shares of common stock of the Company, $1,500 of convertible promissory notes (Convertible Notes), and 1 warrant to purchase 300 shares of the Company's common stock at $0.85 per share. The Convertible Notes accrue interest at 11% per annum which is payable and due in September 2009. The note holders have the option to convert any unpaid note principal and accrued interest to the Company's common stock at a rate of $0.85 per share anytime after six months from the issuance date of the note.

As of December 31, 2005, the Company had received proceeds of $2,665,116, net of placement costs and fees of $331,884, for 999 units subscribed. Pursuant to the terms of the Private Placement Memorandum, the Company issued to the investors Convertible Notes in an aggregate of $1,498,500. The Company is obligated to issue 2,497,500 shares of its common stock, valued at $1,563,376, to the investors in connection with the private placement. The Company also issued to investors an aggregate of 999 warrants to purchase 299,700 shares of common stock as of December 31, 2005.

A summary of convertible promissory notes payable at December 31 are as follows:

	2006	2005
Convertible notes payable (Convertible Notes), 11% per
annum, maturity of September 2009, note holder has
the option to convert unpaid note principal and interest
to the Company's common stock at $0.85 per share	$1,498,500	$1,498,500
Debt discount - note, net of accumulated amortization
of and $125,970 and $69,929 at December 31, 2006 and
2005, respectively.	(154,238)	(210,278)

Debt discount - beneficial conversion feature - note, net
of accumulated amortization of $125,970 and $69,929
at December 31, 2006 and 2005, respectively.	(154,238)	(210,278)

	1,190,024	1,077,944

Less - current portion	-	-

Total	$1,190,024	$1,077,944

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5), the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, convertible notes and warrants issued to the investors. As of December 31, 2005, the Company recognized a discount to the notes in the amount of $280,207. The note discount is being amortized over the maturity period of the notes, being five years. As of December 31, 2005, the Company had recognized a total of $280,207 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being five years, as interest expense.

In connection with the placement of the Convertible Notes, the Company issued detachable warrants granting the holders the right to acquire a total of 299,700 shares of the Company’s common stock at $0.85 per share as of December 31, 2005. The warrants expire five years from their issuance. As of December 31, 2005, the Company had recognized the value attributable to the warrants, being $190,143, to additional paid-in capital in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.38%, a dividend yield of 0%, and volatility of 296%.

The Company amortized the Convertible Notes’ debt discount and the debt discount attributed to the beneficial conversion feature and recorded non-cash interest expense of $112,083 for the years ended December 31, 2006 and 2005.

Financing costs attributable to the equity portion of the private placement totaled $175,899 and were netted against the amount attributable to common stock. Deferred financing costs of $155,985 attributable to the debt portion of the private placement are being amortized over the life of the debt instrument, being 5 years. The Company amortized $31,197 for the years ended December 31, 2006 and 2005, in relation to the deferred financing costs.

NOTE G - COMMON STOCK

The Company was incorporated under the laws of the State of Delaware on October 14, 1999 under the name of Pre-Settlement Funding Corporation. The Company has authorized 100,000 shares of preferred stock, with a par value of $.001 per share. The Company has designated 60,000 of its preferred stock as Series A Convertible Preferred Stock. As of December 31, 2006 and 2005, the Company does not have any shares of Series A Convertible Preferred Stock issued and outstanding. The Company has authorized 19,900,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2006 and 2005, there were 8,935,474 and 8,875,476 shares of common stock issued and outstanding, respectively.

In March 2000, the Company issued $ 124,000 of notes payable convertible into common stock at a price equal to $.50 per share. As of December 31, 2000, the holders of the notes payable elected to convert $52,000 of the notes, net of costs, in exchange for 104,000 shares of the Company's common stock.

In January 2001, the holders of the $ 72,000 of convertible Notes Payable, exercised their rights to convert the unpaid principal to 144,000 shares of the Company's common stock at the conversion price of $.50 per share.

In January 2001, $15,000 of convertible notes payable were issued and converted to 30,000 shares of the Company's common stock.

In January 2001, the Company issued 5,000,000 shares of its common stock to the Company's Founders in exchange for services provided to the Company from its inception. The Company valued the shares issued at $.001 per share, which approximated the fair value of the services rendered. The compensation costs of $5,020 were charged to income during the year ended December 31, 2001.

In January 2001, the Company issued 90,000 shares of its common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $ .50 per share, which approximated the fair value of the shares issued during the period the services were rendered. The compensation costs of $ 45,000 were charged to income during the year ended December 31, 2001.

During the year ended December 31, 2003, the Company authorized the issuance of 60,000 shares of newly designated Series A Convertible Preferred stock, with a par value of $0.001 per share. As of December 31, 2003 the Company issued 55,000 shares of the Series A Convertible Preferred stock in exchange for $275,000, net of costs and fees.

The Series A Convertible Preferred Stock are convertible into the Company's common stock at the option of the holder at a ratio of ten (10) shares of common stock for each share of preferred stock if converted before the first anniversary of the original issue date and at a ratio of five (5) shares of common stock for each share of preferred stock if conversion is made after the first anniversary but before the second anniversary.

The preferred shares may be redeemed for cash at the option of the Company, any time after the first anniversary of the original issue date but before the second anniversary. The Preferred Shareholders shall be entitled to cumulative dividends when and if declared by the Company's Board of Directors at a per share rate of 10% per annum of the original issue price. At the option of the preferred shareholders, accrued and unpaid cumulative dividends may be applied to the purchase of additional shares of the Company's common stock upon conversion of the preferred shares to common shares. The Preferred Shares rank senior to the common stock. The Preferred Shares have a liquidation preference of payment of the original purchase price of the Preferred Shares plus all declared but unpaid dividends on such shares.

The fair value of the Company's common stock at the time the conversion option was granted was below the value of the Preferred Stock if converted. Accordingly, the Company recognized no beneficial conversion feature embedded in the Series A Preferred Stock.

In April 2004, the Company issued 160,000 shares of its common stock to a shareholder in exchange for previously issued stock options exercised at $.5625 per share, for a total of $90,000. In exchange for the shares, the holder of the options paid $63,500 in cash, and tendered 5,000 shares of the Company's previously issued Series A preferred stock valued at $5 per share. The remaining balance of $1,500 was accounted for as financing expenses and was charged to operations during the year ended December 31, 2004. The preferred shares tendered were subsequently cancelled by the Company.

In April 2004, the Company issued an aggregate of 300,000 shares of its restricted common stock to an investor in exchange for $90,000 of proceeds, net of costs and fees.

Pursuant to the Private Placement Memorandum, the Company was obligated to issue an aggregate of 2,460,000 shares of its common stock, valued at $1,387,477 net of placement costs attributable to the equity portion of the private placement, to the investors in connection with 984 units sold in the private placement as of December 31, 2004. The Company has issued an aggregate of 2,404,978 shares to the investors at December 31, 2004, and the remaining aggregate of 54,998 shares were issued to the investors in January 2005 (fractional shares of 24 shares of common stock will not be issued). The Company has accounted for the shares not issued at December 31, 2004 as common stock subscription payable in the amount of $25,581.

In December 2004, the Company's Series A Preferred Stock holders elected to convert an aggregate of 50,000 sharers of Preferred Stock into 500,000 shares of the Company's common stock, at a ratio of ten (10) shares of common stock for each share of preferred stock. In connection with the conversion, the Company also issued an aggregate of 50,000 shares of its common stock in exchange for $25,000 of dividends in arrears. As of December 31, 2004, all Series A Convertible Preferred Stock has been converted to the Company's common stock, and there was no Preferred Stock issued and outstanding at December 31, 2004.

In January 2005, pursuant to the Private Placement Memorandum, the Company was obligated to issue an aggregate of 37,500 shares of its common stock, valued at $25,188 to the investors in connection with 15 units sold in the private placement as of December 31, 2005.

During the year ended 2006, the Company issued an aggregate of 219,998 shares of common stock in exchange for $99,000 of proceeds, net of costs and fees.

In December 2006, the Company repurchased 160,000 shares of common stock from a former employee for $1.25 per share. In accordance with FASB Technical Bulletin 85-6, the amount paid per share was considered to be significantly in excess of the current market price of $0.51 per share thereby creating a presumption that the purchase price is not attributable to the stock value alone. As such, the excess amount of $0.74 per share is deemed to be attributable to a severance payment and $118,400 was charged to compensation expense in 2006. The shares were retired by the Company immediately after repurchase.

NOTE H - TERMINATION AGREEMENT

In April 2004, the Company issued 160,000 shares of its common stock to a shareholder in exchange for previously issued stock options exercised at $.5625 per share, for a total of $90,000. In exchange for the shares, the holder of the options paid $63,500 in cash, and tendered 5,000 shares of the Company's previously issued Series A preferred stock valued at $5 per share. The remaining balance of $1,500 was accounted for as financing expense and was charged to operations during the year ended December 31, 2004.

In October 2004, the Company entered into an agreement (termination agreement) granting the shareholder an option to put the 160,000 shares of common stock to the Company one year from the date of the agreement for $1.25 per share. The shareholder agreed to cancel 677,500 stock options exercisable at $.5625 per share.

The Company accounted for the puts in accordance with Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (SFAS 150), and classified the fair value attributable to the put option as an accrued liability, as the puts issued under the termination agreement embody an obligation to repurchase the Company's equity shares which would require the Company to settle the agreement by transferring its assets. The put option was initially measured at its fair value of $170,256 as of the date of the agreement.

Assumptions used to estimate the fair value of the put option are as follows:

Risk-free interest rate	3.38%
Dividend yield	-
Volatility	296%
Time to expiration	1 year

Equity was reduced by the original value of the shares, being $90,000, with the remaining value of $80,256 being charged to other expense.

In October 2005, the termination agreement and puts expired without being exercised. At the time of expiration, the fair value of the accrued liability attributable to the puts was $87,984. Accordingly, equity has been increased by the original value of the shares, being $90,000, with the remaining value of $2,016 being charged to other expense.

NOTE I - STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company’s Chief Executive Officer. These options were granted in lieu of cash compensation for services performed or other consideration.

Options Outstanding				Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Contractual Life (Years)	Weighted Average Exercise Price	Numbers Exercisable	Average Exercise Price

$ 0.50 - 2.00	1,575,000	3.84	$1.33	1,575,000	$1.33

 Transactions involving options issued to employees and consultants during 2006 and 2005 are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at December 31, 2004	1,500,000	1.35

Granted	-	-
Exercised	-	-
Cancelled or expired	-	-

Outstanding at December 31, 2005	1,500,000	$1.35

Granted	75,000	0.85
Exercised	-	-
Cancelled or expired	-	-

Outstanding at December 31, 2006	1,575,000	$1.33

The estimated value of the compensatory options granted to a consultant in exchange for services rendered was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 4 years, a risk free interest rate of 4.875%, a dividend yield of 0% and volatility of 111%. The Company charged $38,490 to operations in connection with these options during the year ended December 31, 2006.

WARRANTS

In connection with the Company’s Private Placement (Note F) the Company granted an aggregate of 999 warrants to investors, each exercisable for 300 shares of common stock Additionally, the Company granted 594,000 warrants to a placement agent in exchange for services. Each warrant will be exercisable for one share of the Company's common stock.

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock.

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Contractual Life (Years)	Weighted Average Exercise Price	Numbers Exercisable	Average Exercise Price

$ 0.85	594,999	2.69	$0.85	594,999	$0.85

Transactions involving warrants issued to investors and consultants are summarized as follows:

	Number of common shares issuable upon exercise of warrants	Weighted Average Price Per Share
Outstanding at December 31, 2004	889,200	0.85

Granted	4,500	0.85
Exercised	-	-
Cancelled or expired	-	-

Outstanding at December 31, 2005	893,700	$0.85

Granted
Exercised	-	-
Cancelled or expired	-	-

Outstanding at December 31, 2006	893,700	$0.85

The estimated value of the compensatory warrants granted to the Company's placement agent in exchange for services rendered was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 5 years, a risk free interest rate of 3.38%, a dividend yield of 0% and volatility of 291%. The Company capitalized financing costs of $545,460 and the financing costs were amortized over the contractual terms (five years) of the convertible debenture. During the year ended December 31, 2006 and 2005, the Company amortized financing costs and charged $109,092 and $110,591, respectively, to operations.

NOTE J - RELATED PARTY TRANSACTIONS

The Company’s President had advanced funds to the Company for working capital purposes. The Company had paid in full the amount due to the Company’s President during the years ended December 31, 2004. Additionally, the total payment the Company remitted exceeded the total balance due to the Company’s President in the amount of $42,951, $50,500 and $144,006 during the years ended December 31, 2006, 2005 and 2004, respectively. The Company has accounted for the excess payments to the Company’s President as a nonreciprocal transfer to a shareholder for 2006, 2005 and 2004 and, accordingly, has reflected the overpayment as a direct reduction of additional paid-in capital.

During 2005, the Company’s President contributed capital of $140,000 to the Company in direct response to the excess payment. The Company has accounted for the net contribution of $89,500 as an addition to paid-in capital.

During 2006, the Company’s President contributed capital of $54,505 to the Company in direct response to the excess payment. The Company has accounted for the contribution as an addition to paid-in capital.

The Company’s director, Ronald L. Attkisson, is also the principal stockholder of Jones, Byrd and Attkisson, which, from August 2004 until February 2005, acted as placement agent for the Company’s private placement. In connection with its role as placement agent, Jones, Byrd and Attkisson received a fee of $299,700 and was issued 594,000 warrants exercisable for 594,000 shares of our common stock at $0.85 per share (Note F and Note I). Jones, Byrd and Attkisson is also acting as placement agent under the investment agreement with regard to the equity line of credit. Under our placement agent agreement for the equity line of credit (Note N), we agreed to pay Jones, Byrd and Attkisson 1% of the gross proceeds from each put exercised under the investment agreement. Subsequent to the date of financial statements, Ronald Attkisson resigned as a director of the Company.

NOTE K - EARNINGS PER SHARE

	2006
	Income (Numerator)	Shares (Denominator)	Per-share Amount
Loss available to common shareholders	$(1,785,386)

Basic and fully diluted loss per share	$(1,785,386)	9,005,009	$(0.20)

	2005

Loss available to common shareholders	$(1,116,048)

Basic and fully diluted loss per share	$(1,116,048)	8,874,462	$(0.13)

Options to purchase 1,575,000 shares of common stock at $1.33 per share outstanding during 2006 and as well as options to purchase 1,500,000 shares of common stock at $1.35 per share outstanding during 2005 were not included in the computation of diluted earnings per share due to their anti-dilutive effect on earnings per share. The options to purchase 1,575,000 shares of common stock were still outstanding at the end of year 2006.

Warrants to purchase 893,700 shares of common stock at $0.85 per share were outstanding at December 31, 2006 and 2005, and were not included in the computation of diluted earnings per share due to their anti-dilutive effect on earnings per share.

Convertible notes with the option to purchase 1,762,942 shares of common stock at $0.85 per share were outstanding at December 31, 2006 and 2005, and were not included in the computation of diluted earnings per share due to their anti-dilutive effect on earnings per share.

NOTE L - INCOME TAXES

The Company has adopted SFAS 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Permanent differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $3,280,000, and expire through 2026, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax assets related to the net operating loss carryforwards are approximately $1,100,000 and $673,500 for the years ended December 31, 2006 and 2005, respectively.

The Company has provided a valuation reserve against the full amount of the net operating loss benefit for 2006 and 2005 since, in the opinion of management based upon the earning history of the Company, it is unlikely the benefits will be realized.

NOTE M - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases office space for its corporate offices in Alexandria, Virginia on a month to month basis. Rental expense for the years ended December 31, 2006 and 2005 was $2,253 and $2,308, respectively, and was charged to operations in the period incurred.

CONSULTING AGREEMENTS

The Company has consulting agreements with outside contractors to provide web development, business development, and investment banking services. The agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement with written notice. Compensation under each agreement varies in accordance with the terms of each engagement.

LITIGATION

As of December 31, 2006, the Company is not a party to ant legal proceedings, nor are there any judgments against the Company. However, the Company may be subject to legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE N - LINE OF CREDIT

On September 12, 2005, the Company entered into an investment agreement (Agreement) with Dutchess Private Equities Fund, LP (Dutchess) to provide the Company with an Equity Line of Credit. Pursuant to the Agreement, Dutchess has agreed to provide the Company with up to $5,000,000 of funding during the 36-month period following the date a registration statement of the Company’s common stock is declared effective by the Securities and Exchange Commission. During this 36 month period, the Company may request a draw down under the Equity Line of Credit by which the Company would sell shares of its common stock to Dutchess, which is obligated to purchase the shares under the Agreement. The Company may, at its election, require Dutchess to purchase an amount equal to no more than either (a) 200% of the average daily volume of the Company’s common stock for the 10 trading days prior to the put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put notice date or (b) $100,000; provided that the Company may not request more than $1,000,000 in any single put notice. On the trading day following the put notice date, a pricing period of five trading days will begin. The purchase price for the common stock identified in the put notice will be equal to 95% of the lowest closing best bid price of the Company’s common stock during the pricing period. The Company is under no obligation to draw down under the Equity Line of Credit. In November 2006, a registration statement pertaining to the Company’s common stock was declared effective by the Securities and Exchange Commission.

NOTE O - GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements from October 14, 1999 (date of inception of Company), the Company has generated minimal revenues and has accumulated losses of $3,799,571. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued development of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional debt and equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or in the resolution of its liquidity problems.

PART I - FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS (UNAUDITED)

Index to Financial Statements

Condensed Consolidated Balance Sheet at June 30, 2007 (unaudited)	F-32

Condensed Consolidated Statement of Operations For The Three and Six Months Ended June 30, 2007 and 2006 And For The Period From October 14, 1999 (Date Of Inception) Through June 30, 2007 (unaudited)	F-33

Condensed Consolidated Statements Of (Deficiency In) Stockholders’ Equity For The Period From October 14, 1999 (Date Of Inception) Through June 30, 2007 (unaudited)	F-34

Condensed Consolidated Statements of Cash Flows For Six Months Ended June 30, 2007 and 2006 And For The Period From October 14, 1999 (Date Of Inception) Through June 30, 2007 (unaudited)	F-38

Notes to Unaudited Condensed Consolidated Financial Information June 30, 2007	F-39

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

June 30, 2007
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalent	$475
Marketable securities (Note B)	22,505
Financing costs, net – current portion	19,116
Deposits	65,300
Total current assets	107,396

Property and equipment:
Land	1,965,000
Equipment	32,167
Building	100,800
Building improvement	102,906
2,200,873
Less: accumulated depreciation	(7,131)
Total property and equipment	2,193,742

Other assets:
Financing costs, net – less current portion	4,977
Intangible asset, net	23,437
Total other assets	28,414

Total assets	$2,329,552

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Cash disbursed in excess of available funds	$1,680
Accounts payable and accrued liabilities	170,909
Due to related party (Note G)	156,158
Notes payable – current portion (Note C)	1,010,450
Total current liabilities	1,339,197

Convertible notes payable, net of debt discount (Note D)	32,436
Notes payable – less current portion (Note C)	518,786
Other long-term liabilities	36,107

Total liabilities	1,926,526

STOCKHOLDERS' EQUITY
STOCKHOLDERS' EQUITY
Preferred stock, par value $.001 per share; 100,000 shares authorized: (Note E)
Series A Convertible Preferred stock, par value $.001 per share; 60,000 shares authorized; none issued and outstanding at June 30, 2007	-
Common stock, par value $.001 per share; 19,900,000 shares authorized; 13,279,610 shares issued and outstanding at June 30, 2007 (Note E)	13,280
Additional paid-in-capital	6,314,749
Preferred stock dividend	(25,000)
Accumulated deficit	(5,900,003)
Stockholders' equity	403,026

Total liabilities and stockholders' equity	$2,329,552

See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006	For the period from October 14, 1999 (Date of Inception) Through June 30, 2007
Revenue, net	$1,775	$1,010	$2,084	$1,600	$7,912
Gross profit	1,775	1,010	2,084	1,600	7,912

Costs and expenses:
Selling, general and administrative	365,188	332,295	546,419	559,847	4,420,211
(Gain) loss on trading securities (Note B)	(456)	731	248	531	(37,108)
Amortization and financing fees	456,223	-	544,051	-	544,051
Marketing expenses	153,392	-	295,812	-	295,812
Depreciation expenses	703	658	1,406	1,316	18,851
Total operating expense	975,050	333,684	1,387,936	561,694	5,241,817

Loss from operations	(973,275)	(332,674)	(1,385,852)	(560,094)	(5,233,905)

Other income (expenses):
Other income	-	-	-	-	61,969
Gain/(Loss) on early extinguishment of debt	(79,970)	-	(79,970)	-	727,133
Interest expense, net	(386,595)	(90,755)	(634,610)	(170,130)	(1,472,101)
	(466,565)	(90,755)	(714,580)	(170,130)	(682,999)

Loss from continuing operations before income taxes and discontinued operations	(1,439,840)	(423,429)	(2,100,432)	(730,224)	(5,916,904)

Provision for income tax	-	-	-	-	-

Loss from continuing operations before discontinued operations	(1,439,840)	(423,429)	(2,100,432)	(730,224)	(5,916,904)
Income from discontinued operations	-	-	-	-	16,901

Net loss	$(1,439,840)	$(423,429)	$(2,100,432)	$(730,224)	$(5,900,003)
Preferred stock dividend	-	-	-	-	(25,000)

Net loss attributable to common shareholders	$(1,439,840)	$(423,429)	$(2,100,432)	$(730,224)	$(5,925,003)

Losses per common share (basic and assuming dilution)	$(0.12)	$(0.05)	$(0.20)	$(0.08)

Weighted average common shares outstanding	11,664,075	9,008,809	10,427,284	8,942,143

See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 2007
(Unaudited)

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Net loss	-	$-	-	$-	$-	$-	$-	$(1,291)	$(1,291)

Balance at December 31, 1999	-	-	-	-	-	-	-	(1,291)	(1,291)
Common stock issued on September
30, 2000 in exchange for convertible
debt at $.50 per share	-	-	78,000	78	38,922	-	-	-	39,000
Common stock issued on November
27, 2000 in exchange for convertible
debt at $.50 per share	-	-	26,000	26	12,974	-	-	-	13,000

Net loss	-	-	-	-	-	-	-	(157,734)	(157,734)

Balance at December 31, 2000	-	-	104,000	104	51,896	-	-	(159,025)	(107,025)
Common stock issued on January 1,
2001 in exchange for convertible debt
at $.50 per share	-	-	174,000	174	86,826	-	-	-	87,000
Common stock issued on January 2,
2001 to founders in exchange for
services rendered at $.001 per share	-	-	5,000,000	5,000	20	-	-	-	5,020
Common stock issued on January 2,
2001 in exchange for services
rendered at $.50 per share	-	-	90,000	90	44,910	-	-	-	45,000

Net loss	-	-	-	-	-	-	-	(556,921)	(556,921)

Balance at December 31, 2001	-	-	5,368,000	5,368	183,652	-	-	(715,946)	(526,926)

Net loss	-	-	-	-	-	-	-	(357,588)	(357,588)

Balance at December 31, 2002	-	$-	5,368,000	$5,368	$183,652	$-	$-	$(1,073,534)	$(884,514)

See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY (CONTINUED)
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 2007
(Unaudited)

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Balance at December 31, 2002	-	$-	5,368,000	$5,368	$183,652	$-	$-	$(1,073,534)	$(884,514)
Preferred stock issued in exchange
for cash at $5 per share	55,000	55	-	-	274,945	-	-	-	275,000
Stock options issued in exchange for
services rendered	-	-	-	-	5,276	-	-	-	5,276

Net income	-	-	-	-	-	-	-	506,846	506,846

Balance at December 31, 2003	55,000	$55	5,368,000	$5,368	$463,873	$-	$-	$(566,688)	$(97,392)
Preferred stock cancelled in exchange
for stock options exercised at
$.5625 per share	(5,000)	(5)	160,000	160	64,845	-	-	-	65,000
Common stock issued on April 8, 2004
in exchange for cash at $.30 per share	-	-	300,000	300	89,700	-	-	-	90,000
Common stock issued and subscribed
in connection with private placement	-	-	2,404,978	2,405	1,359,491	25,581	-	-	1,387,477
Conversion of preferred stock to
common stock	(50,000)	(50)	500,000	500	(450)	-	-	-	-

Preferred stock dividend	-	-	50,000	50	24,950	-	(25,000)	-	-
Warrants issued to consultants in
exchange for services rendered	-	-	-	-	545,460	-	-	-	545,460
Beneficial conversion feature of
convertible debentures	-	-	-	-	274,499	-	-	-	274,499
Value of warrants attached to
convertible debentures	-	-	-	-	187,123	-	-	-	187,123
Return of contributed capital to
shareholder	-	-	-	-	(144,006)	-	-	-	(144,006)
Reclassification of equity to liability
upon issuance of put agreement	-	-	-	-	(90,000)				(90,000)

Net loss, as restated	-	-	-	-	-	-	-	(331,449)	(331,449)

Balance at December 31, 2004	-	$-	8,782,978	$8,783	$2,775,485	$25,581	$(25,000)	$(898,137)	$1,886,712

See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY (CONTINUED)
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 2007
(Unaudited)

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Balance at December 31, 2004	-	$-	8,782,978	$8,783	$2,775,485	$25,581	$(25,000)	$(898,137)	$1,886,712
Common stock issued in connection
with common stock subscribed in
connection with private placement	-	-	54,998	55	25,526	(25,581)	-	-	-
Common stock issued in connection
with private placement	-	-	37,500	38	25,150	-	-	-	25,188

Fractional share - return of proceeds	-	-	-	-	(13)	-	-	-	(13)
Beneficial conversion feature of
convertible debentures	-	-	-	-	5,708	-	-	-	5,708
Value of warrants attached to
convertible debentures	-	-	-	-	3,020	-	-	-	3,020

Expiration of put agreement	-	-	-	-	90,000	-	-	-	90,000

Contributed capital	-	-	-	-	89,500	-	-	-	89,500

Net loss, as restated	-	-	-	-	-	-	-	(1,116,048)	(1,116,048)

Balance at December 31, 2005	-	-	8,875,476	8,876	3,014,376	-	(25,000)	(2,014,185)	984,067

Common stock
issued on May 1, 2006 in
exchange for cash at $0.45
per share	-	-	199,998	200	89,800	-	-	-	90,000

Contributed capital	-	-	-	-	54,505	-	-	-	54,505

Stock options
issued to consultants in
exchange for services rendered	-	-	-	-	38,490	-	-	-	38,490

Common stock
issued on September 1, 2006
in exchange for cash at $0.45
per share	-	-	20,000	20	8,980	-	-	-	9,000

Return of
contributed capital to
shareholder	-	-	-	-	(42,951)	-	-	-	(42,951)

Reacquisition and cancellation
of shares	-	-	(160,000)	(160)	(81,440)	-	-	-	(81,600)

Net loss	-	-	-	-	-	-	-	(1,785,386)	(1,785,386)

Balance at December 31, 2006	-	$-	8,935,474	$8,936	$3,081,760	$-	$(25,000)	$(3,799,571)	$(733,875)

See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF (DEFICIENCY IN) STOCKHOLDERS' EQUITY (CONTINUED)
FOR THE PERIOD OCTOBER 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 2007
(Unaudited)

	Preferred Shares	Preferred Stock Amount	Common Shares	Common Stock Amount	Additional Paid-in Capital	Common Stock Subscription	Preferred Stock Dividend	Deficit Accumulated During Development Stage	Total

Balance at
December 31, 2006	-	$-	8,935,474	$8,936	$3,081,760	$-	$(25,000)	$(3,799,571)	$(733,875)

Common stock
issued in connection with
Dutchess put agreements for	-	-	218,542	218	330,687	-	-	-	330,905
cash

Common stock
issued in connection with
Dutchess put agreements,	-	-	781,459	782	789,648	-	-	-	790,430
conversion of notes

Common stock
issued in connection with
exercise of warrants	-	-	451,351	451	346,947	-	-	-	347,398

Common stock
issued in connection with
financing incentive	-	-	250,000	250	127,250	-	-	-	127,500

Contributed capital	-	-	-	-	42,951	-	-	-	42,951

Common stock
issued in connection with
converted notes payables	-	-	2,642,784	2,643	1,595,506	-	-	-	1,598,149

Net Loss	-	-	-	-	-	-	-	(2,100,432)	(2,100,432)

Balance at
June 30, 2007	-	$-	13,279,610	$13,280	$6,314,749	$-	$(25,000)	$(5,900,003)	$403,026
See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months ended June 30,		For the period from October 14, 1999 (date of inception) through
	2007	2006	June 30, 2007
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,284,813)	$(423,890)	(4,032,274)

NET CASH (USED IN) INVESTING ACTIVITIES	(85,110)	(107,900)	(1,000,873)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,367,412	494,505	5,033,622

NET (DECREASE) IN CASH AND EQUIVALENTS	(2,511)	(37,285)	475

Cash and cash equivalents at the beginning of the period	2,986	130,857	-

Cash and cash equivalents at the end of the period	475	93,572	475

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	148,683	$82,419	735,342
Income taxes paid	-	-	-

Capitalized financing costs in connection
with issuance of notes payable:	24,228	-	74,303
Amortization of financing costs	527,714	70,144	887,574
Depreciation and amortization	5,312	5,222	22,756
Accretion of interest – trade name liability	1,907	1,711	7,045
Amortization and write off of debt discounts	572,253	56,040	832,930
Interest expense financed through acquisition of note payable	-	25,000	25,000
Notes payable issued in connection with acquisition of land	-	140,000	140,000

See accompanying notes to unaudited condensed consolidated financial information

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and six months period ended June 30, 2007 are not necessarily indicative of the results that may expected for the year ending December 31, 2007. The unaudited condensed financial statements should be read in conjunction with the December 31, 2006 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation

Seawright Holdings, Inc. (the "Company") was formed on October 14, 1999 under the laws of the state of Delaware.  The Company is a "development stage enterprise" (as defined in statement of Financial Accounting Standards No. 7). The Company is currently engaged in the spring water bottling and distribution business.  From its inception through the date of these financial statements, the Company has recognized minimal revenues and has incurred significant operating expenses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 2007, the Company has accumulated losses of $5,900,003

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary, Seawright Springs LLC. Significant intercompany transactions have been eliminated in consolidation.

Reclassification

Certain reclassifications have been made to conform prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”).  SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.  SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  SFAS No. 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis.  Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur.  SFAS No. 159 is effective for the Company’s financial statements for the year beginning January 1, 2008, with earlier adoption permitted.  The Company is currently evaluating the effect and timing that adoption of this statement will have on its consolidated financial position and results of operations.

NOTE B - MARKETABLE SECURITIES

The Company classified all of its marketable securities as trading as the securities are bought and held principally for the purpose of selling them in the near term.  The Company actively and frequently traded securities with the objective of generating profits on short-term differences in price.  The trading securities are marked to market on a monthly basis.  At June 30, 2007, the Company’s trading securities are carried at fair value of $22,505.  The Company had a net loss of $248, $531, and a net gain of $37,108 on trading securities during the six-month period ended June 30, 2007 and 2006, and for the period from October 14, 1999 (date of inception) through June 30, 2007, respectively.

NOTE C - NOTES PAYABLE

Notes payable at June 30, 2007 are as follows:

June 30, 2007
9.375 % note payable, monthly payments of $4,592 with remaining principal and outstanding interest due and payable June 2009, collateralized by land.	$524,236

15% note payable, monthly interest payments, principal due June 2007, collateralized by land - The Company is in default under the terms of the note agreement at June 30, 2007.	505,000

7% note payable, due on or before April 1, 2008, uncollateralized.	300,000

12% note payable, due on or before December 20, 2007, collateralized by signed put notices.	200,000
$1,529,236
Less: current portion	$1,010,450

Note payable – long term	$518,786

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE C - NOTES PAYABLE (Continued)

During June 2007, the Company entered into a promissory note with a face amount of $200,000. Under the terms of the note, the Company received $185,000 less closing costs of $15,000, and the Note bears interest at a fixed rate of 12.00% per annum. As detailed in the agreement, the Company shall make mandatory monthly payments of interest, in an amount equal to the interest accrued on the principal balance of the Note from the last Interest Payment until such time as the current interest payment is due and payable. Upon the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “Effective Date”), the Company shall make mandatory monthly payments on the Face Amount of the Note in an amount equal to the greater of 1) an amount equal to the Face Amount of the Note divided by the number of months from the Effective Date until the maturity date or 2) 100% of each Put given to the Investor by the Company.  The agreement is collateralized by (i) a lien on all of the Company’s assets, (ii) put notices, and the Company is required to abide by certain covenants as detailed in the promissory note.

During the second quarter of 2007 and as provided for in the investment agreement with Dutchess Private Equities Fund, LP, the Company issued 781,459 shares of common stock valued at $790,430, to a note holder as payment on its outstanding debt and interest expense during the six months of 2007 (Note E).

Aggregate maturities of long-term debt as of June 30, 2007 are as follows:

Twelve months ended June 30,
2008	$1,010,450
2009	518,786
2010	-
2011	-
2012 and after	-
Total	$1,529,236

NOTE D – PRIVATE PLACEMENT AND CONVERTIBLE PROMISSORY NOTES PAYABLE

The Company entered into a Private Placement Memorandum in August 2004 to offer up to 1,000 units of equity/notes payable instrument. Each unit consists of 2,500 shares of common stock of the Company, $1,500 of convertible promissory notes (“Convertible Notes”), and 1 warrant to purchase 300 shares of the Company’s common stock at $0.85 per share.  The Convertible Notes accrues interest at 11% per annum, payable and due in September 2009.  The noteholder has the option to convert any unpaid note principal and accrued interest to the Company’s common stock at a rate of $0.85 per share anytime after six months from the issuance date of the note.

As of December 31, 2005, the Company received total proceeds of $2,665,116, net of placement costs and fees of $331,884, for 999 units subscribed.  Pursuant to the terms of the Private Placement Memorandum, the Company issued to the investors Convertible Notes in an aggregate of $1,498,500.  The Company is obligated to issue 2,497,500 shares of its common stock, valued at $1,563,376, to the investors in connection with the private placement.  The Company also issued to investors an aggregate of 999 warrants to purchase 299,700 shares of common stock as of December 31, 2005.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE D – PRIVATE PLACEMENT AND CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

A summary of convertible promissory notes payable at June 30, 2007 is as follows:

June 30, 2007
Convertible notes payable (“Convertible Notes”); 11% per annum; maturity date is in September 2009; noteholder has the option to convert unpaid note principal and interest the Company’s common stock at $0.85 per share.	$1,498,500
Convertible notes converted into the Common Stock	(1,459,500)
Debt Discount – beneficial conversion feature, net of accumulated amortization and write-off of $276,924 at June 30, 2007	(3,282)
Note Discount, net of accumulated amortization and write-off of $276,924 at June 30, 2007	(3,282)
Total	32,436

In accordance with Emerging Issues Task Force Issue 98-5, Accounting For Convertible Securities With a Beneficial Conversion Feature or Contingently Adjustable Conversion Ratios (EITF 98-5), the Company allocated, on a relative fair value basis, the net proceeds amongst the common stock, convertible notes and warrants issued to the investors.  As of December 31, 2005, the Company had recognized a discount to the notes in the amount of $280,207.  The note discount is being amortized over the maturity period of the notes, being five years.  As of December 31, 2005, the Company had recognized a total of $280,207 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Notes’ maturity period, being five years, as interest expense.

In connection with the placement of the Convertible Notes, the Company issued detachable warrants granting the holders the right to acquire a total of 299,700 shares of the Company’s common stock at $0.85 per share as of December 31, 2005.  The warrants expire five years from their issuance.  As of December 31, 2005, the Company had recognized the value attributable to the warrants, being $190,143, to additional paid-in capital in accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (EITF 00-27). The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.38%, a dividend yield of 0%, and volatility of 296%.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE D – PRIVATE PLACEMENT AND CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

During the second quarter of 2007 most of, the convertible notes payable were converted into shares of the Company’s common stock, except for the remaining balance of $32,436. The noteholders agreed to a conversion rate of one share of Common stock for each $0.60 of principal and unpaid interest accrued through the closing date plus an additional six months of interest at the rate of 11% per annum. The additional six months of interest, $79,970, was recorded as a loss on early extinguishment of debt. A total of $40,500 of convertible notes and accrued interest of $1,927 totaling $42,427 was converted at $0.85 into 49,914 shares of Common stock and a total of $1,419,000 of convertible notes and accrued interest of $136,722 totaling $1,555,722 was converted at $0.60 into 2,592,870shares of Common stock. Thus, a total of 2,614,784 Common stock were issued.

The Company amortized and wrote off the Convertible Notes discount and debt discount attributed to the beneficial conversion feature and recorded non-cash interest expense of $301,915 and $56,040 for the periods ended June 30, 2007 and 2006, respectively. The unamortized portion pertaining to the conversion of the notes discount and beneficial conversion feature as of June 30, 2007 was written off and recorded as an interest expense.

Financing costs attributable to the equity portion of the private placement totaled $175,899 and were netted against the amount attributable to common stock.  Deferred financing costs of $155,985 attributable to the debt portion of the private placement are being amortized over the life of the debt instrument, being 5 years.  The unamortized portion of financing costs as of June 30, 2007 for the converted notes into common stock during the second quarter of 2007 was written off.  The Company amortized and wrote off $78,670 and $15,598 for the periods ended June 30, 2007 and 2006, respectively, in relation to the deferred financing costs.

NOTE E - CAPITAL STOCK

The Company was incorporated under the laws of the State of Delaware on October 14, 1999 under the name of Pre-Settlement Funding Corporation. The company has authorized 100,000 shares of preferred stock, with a par value of $.001 per share. The Company has designated 60,000 of its preferred stock as Series A Convertible Preferred Stock.  As of June 30, 2007, the Company has no Preferred Stock issued and outstanding.  The Company has authorized 19,900,000 shares of common stock, with a par value of $.001 per share.  As provided for in the investment agreement with Dutchess Private Equities Fund, LP, the Company issued 781,459 shares of common stock valued at $790,430, to a note holder as payment on its outstanding debt and interest expense during the six months of 2007.  During the period ended June 30, 2007, the President and majority shareholder of the Company also contributed capital of $42,951 as further explained in Note G. The Company issued 451,351 shares of common stock in exchange for stock options and warrants exercised at various exercise prices per share for the price range between $0.56 and $0.85 and received total proceeds of $347,398 (Note F). The Company also issued 250,000 shares of common stock to a note holder in exchange for financing incentive accrued during the year ended December 31, 2006.  Further, the Company issued 2,642,784 shares of Company’s common stock upon conversion of certain convertible promissory notes (Note D). As of June 30, 2007, there are 13,279,610 shares of common stock issued and outstanding. Finally, as provided for in the investment agreement with Dutchess Private Equities Fund, LP (Dutchess put agreement), the Company issued 218,542 shares of common stock for cash and received $330,905.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE F – STOCK OPTIONS AND WARRANTS

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to the Company employees and consultants. These options were granted in lieu of cash compensation for services performed or other consideration.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.50 - 2.00	1,500,000	3.34	1.33	1,500,000	1.33

Transactions involving options issued to employees and consultants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2005	1,600,000	$1.35
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2005	1,600,000	1.35
Granted	75,000	0.85
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	1,675,000	1.33
Granted		-
Exercised	175,000	0.64
Canceled or expired	-	-
Outstanding at June 30, 2007	1,500,000	1.33

Warrants

In connection with the Company’s Private Placement (Note D) the Company granted an aggregate of 999 warrants to investors, each exercisable for 300 shares of common stock  Additionally, the Company granted 594,000 warrants to a placement agent in exchange for services. Each warrant will be exercisable for one share of the Company's common stock.

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE F – STOCK OPTIONS AND WARRANTS (Continued)

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock.

Warrants Outstanding				Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.85	318,648	2.19	0.85	318,648	0.85

Transactions involving warrants issued to investors and consultants are summarized as follows:

	Number of Common Shares Issuable Upon Exercise of Warrants	Weighted Average Price Per Share
Outstanding at January 1, 2005	-	$-
Granted	889,200	0.85
Exercised	4,500	0.85
Canceled or expired	-	-
Outstanding at December 31, 2005	893,700	0.85
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2006	893,700	$0.85
Granted	-	-
Exercised	(276,351)	0.85
Canceled or expired	-	-
Outstanding at June 30, 2007	617,349	$0.85

SEAWRIGHT HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
June 30, 2007
(Unaudited)

NOTE G - RELATED PARTY TRANSACTIONS

From time to time, the Company’s President has advanced funds to the Company for working capital purposes.  The Company had paid in full the amount due to the Company’s President during the year ended December 31, 2006.  Additionally, the total payment the Company remitted exceeded the total balance due to the Company’s President in the amount of $42,951 during the year ended December 31, 2006.  The Company has accounted for the excess payments to the Company’s President as a nonreciprocal transfer to a shareholder for 2006 and, accordingly, has reflected the overpayment as a direct reduction of additional paid-in capital.

During 2007, the Company’s President contributed capital of $42,951 to the Company in direct response to the excess payments. The Company has accounted for the contribution as an addition to paid-in capital.  The Company’s President also advanced an additional $156,158 for working capital purposes during the second quarter of 2007 and is reflected as Due to Related Party on the unaudited condensed consolidated balance sheet.

NOTE H - GOING CONCERN MATTERS

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the unaudited condensed consolidated financial statements from October 14, 1999 (date of inception of Company), the Company has generated minimal revenues and has accumulated losses of $5,900,003. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued development of its products, establishing a profitable market for the Company's products and additional equity investment in the Company. The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional debt and equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or in the resolution of its liquidity problems.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law further provides that indemnification shall be provided with respect to reimbursement of expenses incurred in defending any action, suit or proceeding if the party in question is successful on the merits or otherwise.

Our certificate of incorporation limits the liability of our directors to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except in the case of:

•	liability based on a breach of the duty of loyalty to us or our stockholders;
•	liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	liability based under Section 174 of Title 8 of the Delaware General Corporation Law; or
•	liability for transactions from which the director derived an improper personal benefit.

Our by-laws provide that we shall indemnify a person made or threatened to be made a party to, or is otherwise involved in, any action, suit, claim, demand or proceeding, whether civil, criminal, administrative or investigative, by reason of that person’s present or former capacity as our director or as director of any of our subsidiaries, whether the basis of such proceeding is an alleged action or inaction by that person, to the fullest extent permitted by the laws of the state of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates.

Amount to be paid
SEC Registration Fee	$56.97
Printing and Edgarizing expenses	$5,000.00
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$20,000.00
Transfer agent	$1,000.00
Stock certificates	$1,000.00
Miscellaneous	$1,000.00
Total	$128,056.97

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We filed a Regulation D, Rule 501(a) filing with the Securities and Exchange Commission, or SEC, on September 21, 2004. Thereafter, we engaged Jones, Byrd and Attkisson, Inc. as Placement Agent to sell up to 1,000 units, each of which consisted of (1) 2,500 shares of our common stock, (2) $1,500 worth of convertible promissory notes due September 1, 2009, carrying an interest rate of 11% per annum, and convertible into common stock at $0.85 per share any time after six months from the date of issuance and (3) five year warrants to purchase 300 shares of our common stock at an exercise price of $0.85 per share. The shares of our common stock sold as part of these units include piggyback registration rights. Piggyback registration rights provide that, in the event we file a registration statement with the SEC, such as this registration statement being filed on Form SB-2, all of the shares and warrants issued in connection with the units will be included where requested by the holders of the units.

As of January 31, 2005, we sold 999 of the 1,000 units, resulting in gross proceeds in the amount of $2,997,000. After payment of legal and accounting fees, and fees to Jones, Byrd and Attkisson in the amount of $299,700, we had a net total of $2,665,116 in funds available to us as a result of the private placement. In connection with their role as Placement Agent, Jones, Byrd and Attkisson was also issued 594,000 warrants convertible into 594,000 shares of our common stock at $0.85 per share. On January 31, 2005, we notified Jones, Byrd and Attkisson that we were closing this offering.

On April 27, 2006 we sold 199,998 shares of our common stock to three accredited investors for a purchase price of $0.45/share.

The sales set forth above were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”), by the fact that:

•	the sale was made to accredited investors, as defined in Rule 501(a), or investors meeting the characteristics described in Rule 506(b)(2)(ii);
•
we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information that we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•	at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)(2);
•	neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and
•	we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Act in compliance with Rule 502(d).

        On May 1, 2006 we entered into a consulting agreement with National Financial Communications Corp. In connection with the consulting agreement, the Company granted National Financial Communications Corp. options to purchase 75,000 shares of Company’s common stock at an exercise price of $.85 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Act by the fact that:

•	National Financial Communications Corp. is a sophisticated investor;
•
National Financial Communications Corp. was advised that any shares acquired will be restricted and may not be resold absent an effective registration statement or an applicable exemption from registration;

•	National Financial Communications Corp. acknowledged that any shares acquired would be acquired for its own account and for investment purposes and not with a view to resale or redistribution;
•	The number of shares involved is relatively small and there is only one acquirer;
•	The transaction was negotiated directly with National Financial Communications Corp. and did not involve any public offer.

        On September 6, 2006 we sold 20,000 shares of our common stock to an accredited investor for a purchase price of $0.45 per share.

The sale set forth above was undertaken under Rule 506 of Regulation D under the Act, by the fact that:

•	the sale was made to an accredited investor, as defined in Rule 501(a), or investor meeting the characteristics described in Rule 506(b)(2)(ii);
•
we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information that we possessed or could acquire without unreasonable effect or expense that is necessary to verify the accuracy of information furnished;

•	at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)(2);
•	Neither we nor any person acting on or behalf sold the securities by any form of general solicitation or general advertising; and
•	we exercised reasonable care to assure that purchaser of securities is not an underwriter within the meaning of Section 2(11) of the Act in compliance with Rule 502(d).

 On December 6, 2006, pursuant to a promissory note, we sold 250,000 shares of our common stock to Dutchess.  The transaction was exempt from registration pursuant to Section 4(2) of the Act by the fact that:

•	Dutchess is a sophisticated investor;
•	Dutchess was advised that any shares acquired will be restricted and may not be resold absent an effective registration statement or an applicable exemption from registration;
•	Dutchess acknowledged that any shares acquired would be acquired for its own account and for investment purposes and not with a view to resale or redistribution;
•	The number of shares involved is relatively small and there is only one acquirer;
•	The transaction was negotiated directly with Dutchess and did not involve any public offer.

 On February 27, 2007 we sold 100,000 shares of our common stock to National Financial Communications Corp.  The transaction was exempt from registration pursuant to Section 4(2) of the Act by the fact that:

•	National Financial Communications Corp. is a sophisticated investor;
•
National Financial Communications Corp. was advised that any shares acquired will be restricted and may not be resold absent an effective registration statement or an applicable exemption from registration;

•	National Financial Communications Corp. acknowledged that any shares acquired would be acquired for its own account and for investment purposes and not with a view to resale or redistribution;
•	The number of shares involved is relatively small and there is only one acquirer;
•	The transaction was negotiated directly with National Financial Communications Corp. and did not involve any public offer.

On August 31, 2007 we sold 700,000 shares of our common stock to Griffdom Enterprises.  The transaction was exempt from registration pursuant to Section 4(2) of the Act by the fact that:

•	Griffdom Enterprises is a sophisticated investor;
•	Griffdom Enterprises was advised that any shares acquired will be restricted and may not be resold absent an effective registration statement or an applicable exemption from registration;
•	Griffdom Enterprises acknowledged that any shares acquired would be acquired for its own account and for investment purposes and not with a view to resale or redistribution;
•	The number of shares involved is relatively small and there is only one acquirer;
•	The transaction was negotiated directly with Griffdom Enterprises and did not involve any public offer.

 On August 31, 2007 we sold 300,000 shares of our common stock to K&C Investments.  The transaction was exempt from registration pursuant to Section 4(2) of the Act by the fact that:

•	K&C Investments is a sophisticated investor;
•	K&C Investments was advised that any shares acquired will be restricted and may not be resold absent an effective registration statement or an applicable exemption from registration;
•	K&C Investments acknowledged that any shares acquired would be acquired for its own account and for investment purposes and not with a view to resale or redistribution;
•	The number of shares involved is relatively small and there is only one acquirer;
•	The transaction was negotiated directly with K&C Investments and did not involve any public offer.

ITEM 27. EXHIBITS

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Pre-Settlement Funding Corporation (incorporated by reference on Form 8-K as filed on October 24, 2003).
3.2	Certificate of Designation of Series A Convertible Preferred Shares of Seawright Holdings, Inc. (incorporated by reference on Form 8-K as filed on October 24, 2003).
3.3	Amended and Restated By-laws of Seawright Holdings, Inc. (incorporated by reference on Form 8-K as filed on October 24, 2003).
4.1	Form of Common Stock Certificate (incorporated by reference from exhibit 4(i) of Form 10-QSB as filed with the SEC on May 23, 2005).
4.2	Amended Form of Subscription Agreement (incorporated by reference from exhibit 4(i) of Post-Effective Amendment No. 1, filed on Form SB-2 on July 6, 2001).
4.3	Form of 10% Convertible Note (incorporated by reference from exhibit 4(ii) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).
4.4
Form of Registration Agreement relating to the 10% Convertible Notes (incorporated by reference from exhibit 4(iii) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

4.5
Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Joel P. Sens (incorporated by reference from exhibit 4(iv) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

4.6
Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Darryl Reed (incorporated by reference from exhibit 4(v) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

4.7
Form of Common Stock Purchase Option relating to Exhibits 4.5 and 4.6 above (incorporated by reference from exhibit 4(vi) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

4.8
Form of Amended Escrow Agreement by and between Pre-Settlement Funding Corporation, Three Arrows Capital Corp. and The Business Bank (incorporated by reference from exhibit 4(vii) Post-Effective Amendment No. 1, filed on Form SB-2 on July 6, 2001).

5	Opinion of Counsel.
9
Stockholder Agreement by and among Pre-Settlement Funding Corporation, Joel P. Sens and Darryl W. Reed, dated October 26, 2000 (incorporated by reference from exhibit 9 of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

10.1	Form of Purchase and Security Agreement (incorporated by reference from exhibit 10(i) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).
10.2
Employment Agreement between Pre-Settlement Funding Corporation and Joel Sens dated October 1, 2000 (incorporated by reference from exhibit 10(iii) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

10.3
Letter by Typhoon Capital Consultants, LLC to Pre-Settlement Funding Corporation on December 11, 2001 withdrawing as a consultant to Pre-Settlement Funding Corporation and waiving all rights to any cash or equity compensation owed to it by Pre-Settlement Funding Corporation except for the fifty thousand (50,000) shares already issued to Typhoon Capital Consultants, LLC (incorporated by reference from exhibit 10(iv) of Post-Effective Amendment No. 5, filed on Form SB-2 on January 16, 2002).

10.4
Form of Consultant Agreement dated January 8, 2001 between Pre-Settlement Funding Corporation and Chukwuemeka A. Njoku (incorporated by reference from exhibit 10(v) of Post-Effective Amendment No. 1, filed on Form SB-2 on July 6, 2001).

10.5
Letter Agreement for consulting services dated August 31, 2000 between Pre-Settlement Funding Corporation and Graham Design, LLC (incorporated by reference from exhibit 10(vi) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

10.6
Letter Agreement for consulting services dated June 13, 2000, between Pre-Settlement Funding Corporation and Baker Technology, LLC (incorporated by reference from exhibit 10(vii) of the Company’s registration statement on Form SB-2 as filed with the SEC on March 9, 2001).

10.7
Purchase and Sale Agreement by and between Baker Seawright Corporation, Seller and Stafford Street Capital, LLC (incorporated by reference from exhibit 2 of the Form 8-K filed with the SEC on October 24, 2003).

10.8	Amendment to Purchase and Sale Agreement (incorporated by reference from exhibit 2.1 of the Form 8-K filed with the SEC on October 24, 2003).
10.9	Assignment of Contract pursuant to Purchase and Sale Agreement (incorporated by reference from exhibit 2.2 of the Form 8-K filed with the SEC on October 24, 2003).
10.10	Confidential Private Placement Memorandum of Seawright Holdings, Inc. dated August 20, 2004 (incorporated by reference from exhibit 10 of Form 10-QSB as filed with the SEC on November 21, 2005).
10.11	David Levy Termination Agreement dated October 1, 2004 (incorporated by reference from Form S-8 POS as filed on February 7, 2005).
10.12
Contract for Purchase of Unimproved Property dated as of November 23, 2004, by and between A.B.C. Farms, LLC and Seawright Holdings, Inc. (incorporated by reference from exhibit 10(i) of Form 10-QSB as filed with the SEC on May 23, 2005).

10.13
Contract for Purchase of Unimproved Property dated as of February 24, 2005, by and between Robert J. Daly et al and Seawright Holdings, Inc. (incorporated by reference from exhibit 10(ii) of Form 10-QSB as filed with the SEC on May 23, 2005).

10.14	Note dated May 20, 2005, by Seawright Holdings, Inc. to A.B.C. Farms, LLC (incorporated by reference from exhibit 2.03 of Form 8-K as filed on June 2, 2005).
10.15
Asset Purchase Agreement dated as of June 27, 2005, by and between Seawright Holdings, Inc. and QuiBell Partners, L.L.C. (incorporated by reference from exhibit 2.01 of Form 8-K as filed on June 30, 2005).

10.16
Investment Agreement dated as of September 12, 2005, by and between Seawright Holdings, Inc. and Dutchess Private Equities Fund, L.P. (incorporated by reference from exhibit 10.1 of Form 8-K as filed on September 16, 2005).

10.17
Registration Rights Agreement dated as of September 12, 2005, by and between Seawright Holdings, Inc. and Dutchess Private Equities Fund, L.P. (incorporated by reference from exhibit 10.2 of Form 8-K as filed on September 16, 2005).

10.18
Placement Agent Agreement dated as of September 12, 2005, by and between Seawright Holdings, Inc. and Jones, Byrd and Attkisson, Inc. (incorporated by reference from exhibit 10.3 of Form 8-K as filed on September 16, 2005).

10.19
Consulting Agreement dated as of May 1, 2006, by and between Seawright Holdings, Inc. and National Financial Communications Corp (incorporated by reference from Form 8-K as filed with the SEC on June 2, 2006).

10.19.1
Amendment to Consulting Agreement dated as of September 6, 2006, by and between Seawright Holdings, Inc. and National Financial Communications Corp (incorporated by reference from Form 8-K as filed with the SEC on September 11, 2006).

10.20	Deed of Trust Note dated June 8, 2006, by and between Seawright Holdings, Inc. and Charter House, LLC (incorporated by reference from Form 8-K as filed with the SEC on June 15, 2006).
10.21
Business Loan Agreement (including the related Promissory Note and Commercial Guaranty) dated June 29, 2006, by and between Seawright Holdings, Inc. and Fidelity & Trust Bank (incorporated by reference from Form 8-K as filed with the SEC on July 6, 2006).

10.22	Modification Agreement (incorporated by reference from exhibit 2.03 of Form 8-K as filed on October 5, 2006).
10.23	Sequence Investment Partners Engagement Letter (incorporated by reference from exhibit 10.1 of Form 8-K as filed on December 11, 2006).
10.24	Promissory Note with Dutchess Private Equities Fund, L.P. (incorporated by reference from exhibit 10.2 of Form 8-K as filed on December 11, 2006).
10.25	Security Agreement with Dutchess Private Equities Fund, L.P. (incorporated by reference from exhibit 10.3 of Form 8-K as filed on December 11, 2006).
10.26	Promissory Note with Dutchess Private Equities Fund, L.P. (incorporated by reference from exhibit 10.1 of Form 8-K as filed on June 21, 2007).
10.27	Security Agreement with Dutchess Private Equities Fund, L.P. (incorporated by reference from exhibit 10.2 of Form 8-K as filed on June 21, 2007).
10.28	Form of Convertible Note Conversion Agreement by and between Seawright Holdings, Inc. and the Noteholder listed on the signature pages thereto.
21	Subsidiaries of the Registrant (incorporated by reference from exhibit 21 of Form 10-KSB as filed with the SEC on April 15, 2005).
23.1	Consent of Independent Registered Certified Public Accounting Firm.
23.2	Consent of McKee Nelson LLP (included in exhibit 5 hereto).
24	Power of Attorney (included in the signature page to this prospectus)

ITEM 28. UNDERTAKINGS

The Company hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement, will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(7) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Alexandria, Virginia, on November 5, 2007.

SEAWRIGHT HOLDINGS, INC.

By:       /s/ Joel P. Sens
Name:  Joel P. Sens
Title:    Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:

Signature	Title	Date

/s/ Joel P. Sens Joel P. Sens	Chief Executive Officer and President (principal executive officer), Treasurer (principal financial officer and principal accounting officer) and Director	November 5, 2007

/s/ Jeffrey Sens * Jeffrey Sens	Director	November 5, 2007

* By: /s/ Joel P. Sens
Joel P. Sens Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Pre-Settlement Funding Corporation.(1)

3.2	Certificate of Designation of Series A Convertible Preferred Shares of Seawright Holdings, Inc.(1)

3.3	Amended and Restated By-laws of Seawright Holdings, Inc.(1)

4.1	Form of Common Stock Certificate.(2)

4.2	Amended Form of Subscription Agreement.(3)

4.3	Form of 10% Convertible Note.(4)

4.4	Form of Registration Agreement relating to the 10% Convertible Notes.(5)

4.5	Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Joel P. Sens.(6)

4.6	Subscription Agreement dated October 26, 2000 by and between Pre-Settlement Funding Corporation and Darryl Reed.(7)

4.7	Form of Common Stock Purchase Option.(8)

4.8	Form of Amended Escrow Agreement by and between Pre-Settlement Funding Corporation, Three Arrows Capital Corp. and The Business Bank.(9)
5	Opinion of Counsel.*
9	Stockholder Agreement by and among Pre-Settlement Funding Corporation, Joel P. Sens and Darryl W. Reed, dated October 26, 2000.(10)

10.1	Form of Purchase and Security Agreement.(11)

10.2	Employment Agreement between Pre-Settlement Funding Corporation and Joel Sens dated October 1, 2000.(12)

10.3
Letter by Typhoon Capital Consultants, LLC to Pre-Settlement Funding Corporation on December 11, 2001 withdrawing as a consultant to Pre-Settlement Funding Corporation and waiving all rights to any cash or equity compensation owed to it by Pre-Settlement Funding Corporation except for the fifty thousand (50,000) shares already issued to Typhoon Capital Consultants, LLC.(13)

10.4	Form of Consultant Agreement dated January 8, 2001 between Pre-Settlement Funding Corporation and Chukwuemeka A. Njoku.(14)

10.5	Letter Agreement for consulting services dated August 31, 2000 between Pre-Settlement Funding Corporation and Graham Design, LLC.(15)

10.6	Letter Agreement for consulting services dated June 13, 2000, between Pre-Settlement Funding Corporation and Baker Technology, LLC.(16)

10.7	Purchase and Sale Agreement by and between Baker Seawright Corporation, Seller and Stafford Street Capital, LLC.(1)

10.8	Amendment to Purchase and Sale Agreement.(1)

10.9	Assignment of Contract pursuant to Purchase and Sale Agreement.(1)

10.10	Confidential Private Placement Memorandum of Seawright Holdings, Inc. dated August 20, 2004.(17)

10.11	David Levy Termination Agreement dated October 1, 2004.(18)

10.12	Contract for Purchase of Unimproved Property dated as of November 23, 2004, by and between A.B.C. Farms, LLC and Seawright Holdings, Inc.(19)

10.13	Contract for Purchase of Unimproved Property dated as of February 24, 2005, by and between Robert J. Daly et al and Seawright Holdings, Inc.(20)

10.14	Note dated May 20, 2005, by Seawright Holdings, Inc. to A.B.C. Farms, LLC.(21)

10.15	Asset Purchase Agreement dated as of June 27, 2005, by and between Seawright Holdings, Inc. and QuiBell Partners, L.L.C.(22)

10.16	Investment Agreement dated as of September 12, 2005, by and between Seawright Holdings, Inc. and Dutchess Private Equities Fund, L.P.(23)
10.17	Registration Rights Agreement dated as of September 12, 2005, by and between Seawright Holdings, Inc. and Dutchess Private Equities Fund, L.P.(23)

10.18	Placement Agent Agreement dated as of September 12, 2005, by and between Seawright Holdings, Inc. and Jones, Byrd and Attkisson, Inc.(23)

10.19	Consulting Agreement dated as of May 1, 2006, by and between Seawright Holdings, Inc. and National Financial Communications Corp.(25)

10.19.1	Amendment to Consulting Agreement dated as of September 6, 2006, by and between Seawright Holdings, Inc. and National Financial Communications Corp. (26)

10.20	Deed of Trust Note dated June 8, 2006, by and between Seawright Holdings, Inc. and Charter House, LLC. (27)

10.21	Business Loan Agreement (including the related Promissory Note and Commercial Guaranty) dated June 29, 2006, by and between Seawright Holdings, Inc. and Fidelity & Trust Bank. (28)

10.22	Modification Agreement to the Deed of Trust Note dated June 8, 2006, by and between the Seawright Holdings, Inc., Palma Collins as Trustee and Charter House, LLC. (29)

10.23	Engagement letter, by and between Sequence Investment Partners, LLC, and Seawright Holdings, Inc. (30)

10.24	Promissory Note, by and between Dutchess Private Equities, Fund, L.P. and Seawright Holdings, Inc. (31)

10.25	Security Agreement with Dutchess Private Equities Fund, L.P. (32)

10.26	Promissory Note with Dutchess Private Equities Fund, L.P. (33)

10.27	Security Agreement with Dutchess Private Equities Fund, L.P. (34)

10.28	Form of Convertible Note Conversion Agreement by and between Seawright Holdings, Inc. and the Noteholder listed on the signature pages thereto.**

21	Subsidiaries of the Registrant.(24)

23.1	Consent of Independent Registered Certified Public Accounting Firm.*

23.2	Consent of McKee Nelson LLP (included in exhibit 5 hereto).*

24	Power of Attorney **
____________________________
* Filed herewith.
** Previously filed.
(1)	Incorporated by reference from Form 8-K as filed with the SEC on October 24, 2003.
(2)	Incorporated by reference from exhibit 4(i) of Form 10-QSB as filed with the SEC on May 23, 2005.
(3)	Incorporated by reference from exhibit 4(i) of Amendment No. 1 to the Registration Statement on Form SB-2 as filed with the SEC on July 6, 2001.
(4)	Incorporated by reference from exhibit 4(ii) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(5)	Incorporated by reference from exhibit 4(iii) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(6)	Incorporated by reference from exhibit 4(iv) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(7)	Incorporated by reference from exhibit 4(v) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(8)	Incorporated by reference from exhibit 4(vi) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(9)	Incorporated by reference from exhibit 4(vii) of Amendment No. 1 to the Registration Statement on Form SB-2 as filed with the SEC on July 6, 2001.
(10)	Incorporated by reference from exhibit 9 of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(11)	Incorporated by reference from exhibit 10(i) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(12)	Incorporated by reference from exhibit 10(iii) of Registration Statement on Form SB-2 as filed with the SEC on March 9, 2001.
(13)	Incorporated by reference from exhibit 10(iv) of Amendment No. 5 to the Registration Statement on Form SB-2 as filed with the SEC on January 16, 2002.
(14)	Incorporated by reference from exhibit 10(v) of Amendment No. 1 to the Registration Statement on Form SB-2 as filed with the SEC on July 6, 2001.
(15)	Incorporated by reference from exhibit 10(vi) of Amendment No. 1 to the Registration Statement on Form SB-2 as filed with the SEC on July 6, 2001.
(16)	Incorporated by reference from exhibit 10(vii) of Amendment No. 1 to the Registration Statement on Form SB-2 as filed with the SEC on July 6, 2001.
(17)	Incorporated by reference from exhibit 10 of Form 10-QSB as filed with the SEC on November 21, 2005.
(18)	Incorporated by reference from Form S-8 POS as filed with the SEC on February 7, 2005.
(19)	Incorporated by reference from exhibit 10(i) of Form 10-QSB as filed with the SEC on May 23, 2005.
(20)	Incorporated by reference from exhibit 10(ii) of Form 10-QSB as filed with the SEC on May 23, 2005.
(21)	Incorporated by reference from Form 8-K as filed with the SEC on June 2, 2005.
(22)	Incorporated by reference from Form 8-K as filed with the SEC on June 30, 2005.
(23)	Incorporated by reference from Form 8-K as filed with the SEC on September 16, 2005.
(24)	Incorporated by reference from exhibit 21 of Form 10-KSB as filed with the SEC on April 15, 2005.
(25)	Incorporated by reference from Form 8-K as filed with the SEC on June 2, 2006.
(26)	Incorporated by reference from Form 8-K as filed with the SEC on September 11, 2006.
(27)	Incorporated by reference from Form 8-K as filed with the SEC on June 15, 2006.
(28)	Incorporated by reference from Form 8-K as filed with the SEC on July 6, 2006.
(29)	Incorporated by reference from Form 8-K as filed with the SEC on October 11, 2006.
(30)	Incorporated by reference from Form 8-K as filed with the SEC on December 11, 2006.
(31)	Incorporated by reference from Form 8-K as filed with the SEC on December 11, 2006.
(32)	Incorporated by reference from exhibit 10.3 of Form 8-K as filed with the SEC on December 11, 2006.
(33)	Incorporated by reference from exhibit 10.1 of Form 8-K as filed with the SEC on June 21, 2007.
(34)	Incorporated by reference from exhibit 10.2 of Form 8-K as filed with the SEC on June 21, 2007.